UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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BARNES GROUP INC.
(Name of Registrant as Specified In Its Charter)

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123 Main Street
Bristol, Connecticut 06010

March 21, 2013
NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2013
You are invited to attend the 2013 Annual Meeting of Stockholders of Barnes Group Inc. (the “Company”) which will be held at the Hartford Marriott Downtown Hotel, 200 Columbus Boulevard, Hartford, Connecticut 06103, at 11:00 a.m., Eastern Daylight Time, on Friday, May 3, 2013, for the following purposes:

1.	Election of directors;

2.	Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2013;

3.	Vote on an advisory (non-binding) resolution to approve the Company's executive compensation;

4.	Amend the Company’s Amended and Restated By-Laws ("By-Laws") to provide for the annual election of all directors;

5.	Amend the Company's Restated Certificate of Incorporation ("Charter") to eliminate certain supermajority voting requirements; and

6.	Transact any other business that may properly come before the meeting or any adjournment thereof.
Stockholders of record at the close of business on March 5, 2013 will be entitled to vote at the meeting. The Board of Directors recommends a vote FOR all director nominees and FOR Items 2, 3, 4 and 5.
Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote as promptly as possible by internet, telephone or mail.
Thomas O. Barnes
Chairman of the Board

2013 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	11:00 a.m., Friday, May 3, 2013
• Place	Hartford Marriott Downtown Hotel
200 Columbus Boulevard, Hartford, Connecticut 06103
• Record Date	March 5, 2013
• Voting	Stockholders as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting Matters

Item No.		Board Vote Recommendation	Page Reference
1	Election of Directors	FOR EACH DIRECTOR NOMINEE	3
	Management Proposals
2	Ratify the selection of PricewaterhouseCoopers as the Company's independent registered public accounting firm for 2013	FOR	8
3	Advisory resolution to approve the Company's executive compensation	FOR	8
4	Amend the Company’s By-Laws to provide for the annual election of all directors	FOR	9
5	Amend the Company's Charter to eliminate certain supermajority voting requirements	FOR	10

Board Nominees

•
The following table provides summary information about each director nominee. Each director nominee is elected for a three-year term, expiring at the Annual Meeting of Stockholders in 2016. Each director is elected by a plurality of the votes cast.

Name	Age	Director Since	Independent	Committee Memberships
				Audit	Compensation and Management Development	Corporate Governance	Executive	Finance
John W. Alden	71	2000	X		X	X		Chair
Francis J. Kramer	63	2012	X
William J. Morgan	66	2006	X	Chair		X	X

•	All of our director nominees are current directors and attended no fewer than 75% of the Board meetings and committee meetings on which he served during 2012 for the period he served as director.

i

Management Proposals

•
Ratify Auditors (Item 2). As a matter of good corporate governance, we are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. Below is summary information with respect to PricewaterhouseCoopers LLP's fees for services provided in 2012 and 2011.

Type of Fees	2012	2011
Audit Fees	$2,035,782	$2,112,675
Audit-Related Fees	$691,549	$607,265
Tax Fees	$1,312,159	$1,543,357
All Other Fees	$3,636	$3,636

Total Fees	$4,043,126	$4,266,933

•
Advisory Resolution to Approve Executive Compensation (Item 3). For the third year, we are asking our stockholders to approve on an advisory basis our named executive officer ("NEO") compensation. Consistent with stockholders' vote on "say on frequency" in 2011, the Board approved that stockholders vote on the compensation of our NEOs every year so that they may annually express their views on our executive compensation program. We were gratified that last year, 98.52% of the votes cast (81.07% of shares outstanding) supported our executive compensation program. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving the Company's goals of rewarding for financial and operating performance, and aligning our NEOs’ interests with those of our stockholders.

•
Board Declassification Proposal (Item 4). The Company's By-Laws currently provide that the Board is divided into three classes, with each class elected every three years. After careful consideration, the Board has determined that it would be in the best interests of the Company and its stockholders to declassify the Board to allow stockholders to vote on the election of the entire Board each year, rather than on a staggered basis. As part of this proposal, and consistent with Delaware law for declassified boards, the Company is proposing to amend the By-Laws to eliminate the provision that allows stockholders to remove directors only for cause and reduce the vote for removal to the affirmative vote of holders of a majority of the outstanding shares of stock of the Company entitled to vote in elections of directors. Please see page 9 for more information on this proposal.

•
Amend the Charter to Eliminate Certain Supermajority Voting Requirements (Item 5). After careful consideration, the Board is also asking stockholders to approve eliminating supermajority voting requirements in our Charter in order to amend certain By-Laws provisions. Please see page 10 for more information on this proposal.

Corporate Governance Practices

Governance is a continuing focus at the Company. We solicit feedback from stockholders on governance and executive compensation practices. Several of our key governance changes for 2012 – some resulting from this outreach – are summarized below.

Summary of Corporate Governance Changes

•
Amended our Corporate Governance Guidelines to include a majority voting policy under which any director who receives more "withhold" than "for" votes in an uncontested election must tender to the Board, for its consideration, an offer to resign

•	Amended our Corporate Governance Guidelines to disclose in detail the responsibilities of the Lead Independent Director when the Chairman of the Board is not an independent director
•	Amended our By-Laws to give stockholders holding at least 40% of the outstanding Common Stock the right to call special meetings
•
Adopted a Political Activities Statement under which the Company compiles information that we make available on our website, and periodically reports on these activities to the Corporate Governance Committee

•
Amended our Securities Law Compliance Policy to (i) prohibit certain members of Company leadership, including all directors and executive officers, from pledging or margin call arrangements involving Company securities that are held to meet the Company's stock ownership requirements, and (ii) place other restrictions on any other pledging or margin call arrangements involving Company stock by these individuals

•	In addition, in 2012 our Board decided to recommend that stockholders declassify the Board and eliminate certain supermajority voting standards

Executive Compensation

Key Elements

Type		Form		Terms
Equity	•	Stock options	•	Time-based vesting; 18, 30, and 42 months from the grant date in equal installments
	•	Restricted stock units ("RSUs")	•	Time-based vesting; 18, 30, and 42 months from the grant date in equal installments
	•	Relative measure performance share awards ("Relative Measure PSAs")	•
Performance-based vesting at the end of a 3-year cycle; based on three equally weighted measures separately evaluated based on a comparison of the Company's relative performance against the performance of Russell 2000 Index companies

Cash	•	Salary	•	Generally eligible for annual salary increase consideration
	•	Annual incentive compensation	•	Stockholder-approved program with payouts based on accomplishment of targeted financial performance measures
Retirement	•	Defined benefit plans	•	Qualified defined benefit plan with terms the same as other eligible U.S. based employees; vesting upon attaining 5 years of service
•
Non-qualified defined benefit plan that provides supplemental benefits on earnings in excess of IRS limit on qualified plans to certain eligible salaried employees; vesting upon attaining 5 years of service

•
Non-qualified defined benefit plan that provides supplemental benefits if executive attains both 10 or more years of service and age 55 while an active employee; benefits are in lieu of benefits under the non-qualified defined benefit plan above the IRS limit that applies to other U.S. based employees; applies only to Messrs. Milzcik and Dempsey; plan was closed to new participants in December 2008

	•	Deferred compensation plan	•
Mr. Stephens and Ms. Edwards participate in a non-qualified deferred compensation program that provides for a deferred employer contribution as a % of base salary and annual incentive amounts earned in excess of the IRS limit for qualified plans

Change in control and severance	•	Severance benefits	•	Severance payable and benefit continuation upon termination of employment in certain specified circumstances or upon a change in control
•
Severance ranges from a multiple of one times base salary plus pro rata bonus for certain non-change in control events under certain circumstances, to two times base salary plus pro rata bonus and additional benefits for certain change in control events

			•	“Double trigger” for accelerated vesting of all equity awards made after 2010 upon a change in control (except for Mr. Milzcik based on the terms of his employment agreement)
			•	No 280G gross-ups for a “golden parachute payment”
Perquisites			•
Financial planning and tax preparation services, annual physicals (for amounts not otherwise covered by health insurance), executive life insurance with tax gross-up benefit (for current participants only), limited personal use of Company-leased aircraft (Mr. Milzcik only)

Other			•	Policy that prohibits hedging transactions involving the Company's securities for any of our directors or executive officers
			•	Executive stock ownership requirements
			•	Clawback of incentive compensation under certain circumstances for all NEOs

Summary of Key Executive Compensation Changes for 2012

Program Component		Summary of Changes

Long-term incentive awards	•
Increased weighting of Relative Measure program PSAs from 33 1/3% to 50% of long-term incentive compensation. Reduced weighting of RSUs to 30% and stock options to 20% of long-term incentive compensation.

	•	Added a condition to Relative Measure PSAs that a participant terminated by the Company "not for cause" before one year from the grant date will fully forfeit any awards.

Retirement programs	•
Discontinued the Supplemental Executive Retirement Program ("SERP") except for participants who were retirement eligible or were in payment status. We also closed the Nonqualified Deferred Compensation Plan ("DC Plan") to any new or rehired otherwise eligible executives.

Executive life insurance programs	•
Implemented the Executive Group Term Life Insurance Program ("EGTLIP") for employees newly hired or promoted into an eligible position. This program provides premium payments for a term life insurance benefit of up to four times base salary during employment. No tax gross up is provided on this benefit. (This program replaced the Senior Executive Enhanced Life Insurance Program ("SEELIP") which was closed to new participants effective April 1, 2011. Under the SEELIP, the Company pays the premiums for a life insurance policy owned by the participating NEO and pays the participating NEO's income tax liability arising from its payment of the premiums and taxes.) The Company does not provide any premium payments during retirement.

Stock ownership requirements	•
Implemented changes to the Company's stock ownership requirements permitting 2/3 of the value of unvested RSUs to count toward achieving ownership requirements. Eliminated the five and/or six year deadline to achieve ownership in favor of a requirement that all net after tax proceeds of Company equity grants, including stock option exercises, be retained until ownership levels are met. Once ownership levels are met, the requirement is converted to a fixed number of shares.

2012 NEO Compensation Summary

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Gregory F. Milzcik President and Chief Executive Officer	2012	$890,000	$—	$2,699,218	$599,937	$744,596	$1,729,195	$260,844	$6,923,790
	2011	886,250	—	2,040,788	904,792	2,002,500	1,802,030	204,408	7,840,768
	2010	856,250	—	2,376,761	929,770	1,619,723	1,185,353	335,628	7,303,485
Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	2012	431,000	—	1,339,261	130,546	240,390	49,038	234,870	2,425,105
	2011	427,250	—	340,131	150,549	646,500	36,337	218,575	1,819,342
	2010	413,250	124,000	370,940	122,080	513,375	27,478	135,112	1,706,235

Patrick J. Dempsey Senior Vice President and Chief Operating Officer	2012	447,783	—	565,484	124,787	250,988	364,266	104,764	1,858,072
	2011	427,250	—	274,901	122,836	646,500	378,554	74,451	1,924,492
	2010	413,250	—	407,576	134,070	213,668	225,597	98,904	1,493,065
Claudia S. Toussaint Senior Vice President, General Counsel and Secretary	2012	289,270	—	830,098	72,734	146,265	81,302	88,214	1,507,883
	2011	356,250	—	270,241	119,840	486,000	33,721	158,106	1,424,158
	2010	236,635	—	407,355	284,906	262,823	17,273	199,363	1,408,355
Dawn N. Edwards Senior Vice President, Human Resources	2012	296,000	—	269,177	60,474	148,585	102,683	133,699	1,010,618
	2011	292,250	—	223,648	101,115	399,600	73,928	117,334	1,207,875

2014 Annual Meeting

•	Deadline for stockholder proposals for inclusion in the proxy statement for the 2014 Annual Meeting: November 21, 2013

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2013

This proxy statement is being used in connection with the solicitation of proxies by Barnes Group Inc., which is referred to in this proxy statement as the “Company”, on behalf of the Board of Directors for the 2013 Annual Meeting of Stockholders (“2013 Annual Meeting”) to be held on May 3, 2013 and at any adjournment thereof. Availability of this proxy statement and accompanying materials to stockholders is scheduled to begin on or about March 21, 2013.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of its proxy materials to each stockholder of record or beneficial owner, the Company is furnishing its proxy materials (proxy statement for the 2013 Annual Meeting, the proxy card and the 2012 Annual Report to Stockholders) by providing access to these materials on the internet. Stockholders will not receive printed copies of the proxy materials unless they request this form of delivery. Printed copies will be provided upon request at no charge.

A Notice of Meeting and Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to stockholders on or about March 21, 2013. The Company is providing the Notice of Internet Availability in lieu of mailing the printed proxy materials and is instructing stockholders as to how they may: (1) access and review the Company's proxy materials on the internet; (2) submit their proxy; and (3) receive printed proxy materials. Stockholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the submitting stockholder elects to terminate it.

INFORMATION ABOUT VOTING

Who Can Vote

Only stockholders of record at the close of business on March 5, 2013 (the “Record Date”) will be entitled to vote at the 2013 Annual Meeting. As of March 5, 2013, the Company had ____________ outstanding shares of common stock, par value $.01 per share (the “Common Stock”), each of which is entitled to one vote.

Voting Your Shares

You can vote your shares either by proxy or in person at the 2013 Annual Meeting. If you choose to vote by proxy, you can do so in one of three ways:

•	By internet. To vote using the internet, go to the website listed on your Notice of Internet Availability or proxy card. You will need to follow these instructions and those on the website.

•
By telephone. To vote by telephone, call the toll free number listed on your Notice of Internet Availability or proxy card. You will need to follow these instructions and the prompts from the telephone voting system.

•	By mail. If you requested printed proxy materials and wish to vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided.

If you vote by internet or telephone, you should not return your proxy card.

If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

Revocation of Proxy

A stockholder who executes and delivers a proxy may revoke it at any time before it is exercised by voting in person at the 2013 Annual Meeting, by delivering a subsequent proxy, by notifying the inspectors of the election in person or in writing or, if previous instructions were given through the internet or by telephone, by providing new instructions by the same means.

Quorum

For the business of the 2013 Annual Meeting to be conducted, a minimum number of shares constituting a quorum must be present. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the 2013 Annual Meeting must be present in person or represented by proxy at the 2013 Annual Meeting to have a quorum. Shares represented at the meeting by proxies including abstentions and broker non-votes are treated as present at the meeting for purposes of determining a quorum.

Broker Non-Votes

A broker non-vote occurs when a stockholder who holds his or her shares through a bank or brokerage firm does not instruct that bank or brokerage firm how to vote the shares and, as a result, the broker is prevented from voting the shares held in the stockholder's account on certain proposals. Under applicable New York Stock Exchange ("NYSE") rules, if you hold your shares through a bank or brokerage firm and your broker delivers the Notice of Internet Availability or the printed proxy materials to you, the broker has discretion to vote on “routine” matters only. The ratification of the selection of the Company's independent registered public accounting firm is considered "routine" and therefore may be voted on by your bank or brokerage firm without instructions from you.

The Effect of Broker Non-Votes and Abstentions

Abstentions and broker non-votes will not have an effect on the outcome of Item 1 (election of directors). In voting on Item 2 (ratifying auditor selection), and Item 3 (approval of executive compensation), abstentions will have the effect of votes against the proposals and broker non-votes will not have an effect on the outcome of the vote. In voting on Item 4 (amending the By-Laws to provide for the annual election of all directors) and Item 5 (amending the Charter to eliminate certain supermajority voting requirements), abstentions and broker non-votes will have the effect of votes against the proposals.

Participants in the Barnes Group Inc. Retirement Savings Plan

You must provide the trustee of the retirement savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically, using the internet. You cannot vote your shares in person at the 2013 Annual Meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. Except as otherwise required by law, if the trustee does not receive your instructions, the trustee will vote your shares in the same proportion on each issue as it votes those shares for which it has received voting instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time (EDT) on April 30, 2013.

VOTE REQUIRED AND RECOMMENDATIONS OF THE BOARD FOR EACH PROPOSAL

Item 1, Election of directors.

Vote Required: Directors are elected by a plurality of the votes cast. Proxies may not be voted for more than the number of nominees named by the Board of Directors.

Recommendation: The Board of Directors recommends a vote “FOR” all nominees.

Item 2, Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2013.

Vote Required: Affirmative vote of a majority of shares of Common Stock represented in person or by proxy and entitled to vote on the matter.

Recommendation: The Board of Directors recommends a vote “FOR” this proposal.

Item 3, Advisory (non-binding) resolution to approve the Company's executive compensation.

Vote Required: Affirmative vote of a majority of shares of Common Stock represented in person or by proxy and entitled to vote on the matter. As noted in the discussion of this proposal, the choice receiving a majority of votes will not be binding on the Board of Directors or its Compensation and Management Development Committee (the “Compensation Committee”) and may neither be construed as overruling a decision by the Board of Directors or the Compensation Committee nor creating or implying any additional fiduciary duty on the Board of Directors. Further, it will not affect any compensation paid or awarded to any named executive officer.

Recommendation: The Board of Directors recommends a vote “FOR” this proposal.

Item 4, Proposal to amend the Company’s By-Laws to provide for the annual election of all directors.

Vote Required: Affirmative vote of not less than two-thirds (2/3) of the shares of Common Stock outstanding as of the Record Date.

Recommendation: The Board of Directors recommends a vote “FOR” this proposal.

Item 5, Proposal to amend the Company’s Charter to eliminate certain supermajority voting requirements.

Vote Required: Affirmative vote of not less than two-thirds (2/3) of the shares of Common Stock outstanding as of the Record Date.

Recommendation: The Board of Directors recommends a vote “FOR” this proposal.

PROXY PROPOSALS

Stockholders who are entitled to vote at the 2013 Annual Meeting are requested to vote on the proposals listed below.

Election of Directors (Item 1)

Three directors are nominated for re-election to the Board of Directors for a three-year term (unless any of them earlier dies, resigns, retires or is removed, as provided in the Company's By-Laws). John W. Alden, Francis J. Kramer and William J. Morgan are nominated for re-election to the Board of Directors for terms expiring at the Annual Meeting of Stockholders in 2016.

Below is pertinent information concerning the nominees for re-election as directors, the seven directors whose terms continue after the meeting, and the one director who will be retiring from the Board as of the date of the 2013 Annual Meeting. Each director has been associated with his or her present organization for at least the past five years unless otherwise noted. None of the organizations listed as business affiliates of the directors is a subsidiary or other affiliate of the Company.

The Board of Directors recommends a vote “FOR” all nominees.

Nominees for Re-election - Three-Year Term - Term to expire in 2016

John W. Alden
Age: 71	Committees:
Director since: 2000	Compensation and Management Development
Current term expires: 2013	Corporate Governance
Finance (Chair)

Mr. Alden retired in 2000 as Vice Chairman, United Parcel Service of America, Inc. From 1988 until his retirement, he served as a director of United Parcel Service. He is currently, and has been during the past five years, a director of Silgan Holdings Inc., The Dun & Bradstreet Corporation and Arkansas Best Corporation. In addition to his service with United Parcel Service of America, Inc. and on other boards of directors, Mr. Alden's qualifications to be a member of our Board of Directors include his extensive experience as senior manager and vice chairman of a $50 billion company with responsibility for corporate strategic planning, worldwide marketing, sales, communications, public relations and logistics, and a life-long career in industry.

Francis J. Kramer
Age: 63	Committees:
Director since: 2012	None
Current term expires: 2013

Mr. Kramer is President and Chief Executive Officer and a member of the Board of Directors of II-VI Incorporated, a publicly traded company that is a global leader in engineered materials and optoelectronic components. He has served as a director of II-VI Incorporated since 1989, has been President since 1985, and was Chief Operating Officer from 1985 to 2007. He is a Board Advisor on the University of Pittsburgh's Swanson School of Engineering. Mr. Kramer's qualifications to be a member of our Board of Directors include his current service as a chief executive officer, and extensive experience in the fields of engineering, manufacturing, domestic and international operations, business development, strategic planning and extensive knowledge both domestically and internationally with acquisitions.

William J. Morgan
Age: 66	Committees:
Director since: 2006	Audit (Chair)
Current term expires: 2013	Corporate Governance
Executive

Mr. Morgan is a retired partner of the accounting firm KPMG LLP ("KPMG") where he served clients in the industrial and consumer market practices. After his retirement in 2006, and until 2010, he was a consultant to KPMG's Leadership Development Group and Dean of KPMG's Chairman's 25 Leadership Development Program. He is the Audit Committee financial expert of our Board of Directors. From 2004 until 2006, Mr. Morgan was the Chairman of KPMG's Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee. He previously served as the Managing Partner of KPMG's Stamford, Connecticut office. Mr. Morgan has served as a director of PGT, Inc. since 2007. He previously served as a member of the Boards of Directors for KPMG and KPMG Americas. In addition to his service with KPMG and on other boards of directors, Mr. Morgan's qualifications to be a member of our Board of Directors include his 39 year career and expertise in the accounting and auditing fields as well as his extensive practice as a certified public accountant and experience working with global industrial companies relative to accounting, finance, auditing, controls, risk management, compliance and corporate governance.

Continuing Directors
Term expiring in 2014

William S. Bristow, Jr.
	Age: 59	Committees:
	Director since: 1978	Executive
	Current term expires: 2014	Finance

Mr. Bristow is President of W.S. Bristow & Associates, Inc., which is engaged in small business development. Mr. Bristow's qualifications to be a member of our Board of Directors include his extensive knowledge of our Company with over 30 years of service as a member of our Board of Directors, ownership and direct management of W.S. Bristow & Associates and his expertise in the area of sales.

Hassell H. McClellan
	Age: 67	Committees:
	Director since: 2010	Audit
	Current term expires: 2014	Finance

Dr. McClellan is an Associate Professor of Finance and Policy at Boston College's Wallace E. Carroll School of Management. Dr. McClellan has been a member of the faculty of Boston College since 1984. He specializes in strategic management, global competitiveness and strategic management for boards of directors and financial services. He served as the Associate Dean of Boston College's Wallace E. Carroll School of Management from 1996 to 2000. Dr. McClellan has both an MBA and a Doctor of Business Administration degree. Dr. McClellan is currently a trustee of the Virtus Variable Insurance Trust (formerly Phoenix Edge Series Fund) where he has served since 2008. He is also a trustee of the John Hancock Variable Insurance Trust (formerly John Hancock Trust) where he has served since 2005, John Hancock Funds II where he has served since 2005, and John Hancock Funds and John Hancock Funds III, both of which he has served since 2012. Dr. McClellan's qualifications to be a member of our Board of Directors include his extensive experience and expertise in global competitiveness, strategic planning and finance. In addition to his academic achievements in these areas, he has served as a board member or trustee of more than ten not-for-profit and private organizations.

Gregory F. Milzcik
	Age: 53	Committees:
	Director since: 2006	Executive (ex officio, non-voting member)
Current term expires: 2014

Mr. Milzcik has been the President and Chief Executive Officer of the Company since October 2006. He joined the Company in June 1999 as Vice President, Barnes Group Inc. and President, Barnes Aerospace. He was appointed President, Barnes Industrial (formerly Associated Spring) in November 2004 and Executive Vice President and Chief Operating Officer of the Company in February 2006. He is currently, and has been since 2008, a director of IDEX Corporation. In addition, Mr. Milzcik has been named a Board Leadership Fellow by the National Association of Corporate Directors. Mr. Milzcik's qualifications to be a member of our Board of Directors include his life-long career and expertise in the aerospace industry as well as his extensive knowledge in the fields of domestic and international operations, engineering, lean management, marketing, and enterprise management systems.

Term expiring in 2015
Thomas J. Albani
	Age: 70	Committees:
	Director since: 2008	Compensation and Management Development
	Current term expires: 2015	Corporate Governance
Finance

Mr. Albani retired in May 1998 from Electrolux Corporation, a North American manufacturer and marketer of premium floor care products, where he served as the Chief Executive Officer for seven years and as a member of the Board of Directors. From 1994 to 2010, Mr. Albani was a director of Select Comfort Corporation. Mr. Albani's qualifications to be a member of our Board of Directors include his experience as the Chief Executive Officer of Electrolux Corporation, as well as his service as the Chief Operating Officer of Allegheny International, a multibillion dollar industrial conglomerate. He also has, through his experience in management consulting and participation in various industrial and consumer associations, strong strategic planning and problem solving skills and knowledge of the financial, environmental, legal and structural issues facing industrial companies.

Thomas O. Barnes
	Age: 64	Committees:
	Director since: 1978	Executive (ex officio, non-voting member)
Current term expires: 2015

Mr. Barnes is Chairman of the Board of Directors and an employee of the Company. His role is described on page 48. From 2007 until 2012 he served as a director of New England Bank Shares, Inc. He served as a director of Valley Bank from 2005 to 2007 when it was merged into New England Bank Shares, Inc. Mr. Barnes' qualifications to be a member of our Board of Directors include his experience in the fields of distribution, manufacturing, finance and governance with numerous organizations throughout his career, including the Company's distribution business. In addition, Mr. Barnes has owned and managed several businesses and has experience in the commercial lending field. He has served on the Board of Directors of the Company for over 30 years, has served as Chairman of our Board since 1995, and has served as chairman, trustee or director for over 20 non-profit organizations.

Gary G. Benanav
	Age: 67	Committees:
	Director since: 1994	Audit
	Current term expires: 2015	Compensation and Management Development
Corporate Governance (Chair)

Mr. Benanav retired in March 2005 from New York Life International, LLC where he was the Chief Executive Officer from December 1997, and the Vice Chairman and a director of New York Life Insurance Company from November 1999. He has served as a director of Express Scripts Holding Company since January 2000, a full-service pharmacy benefit management company. Mr. Benanav's qualifications to be a member of our Board of Directors include having served as the executive officer of two U.S. corporations with assets in excess of $100 billion, extensive international business experience, extensive management responsibility for U.S. and international insurance and financial services companies, experience in dealing with regulators and legislators, extensive knowledge of finance and accounting matters including complex financial statement and accounting issues across various types of businesses, and practice as a business attorney for 15 years including serving as a legal advisor to Boards of Directors for over five years. In addition, Mr. Benanav received a Presidential appointment as U.S. representative to APEC Business Advisory Council (2002 to 2005).

Mylle H. Mangum
Age: 64	Committees:
Director since: 2002	Audit
Current term expires: 2015	Compensation and Management Development (Chair)
Finance

Ms. Mangum has served as Chief Executive Officer of IBT Enterprises, LLC, a leading provider of branch banking solutions, since October 2003. Prior to this, she served as the Chief Executive Officer of True Marketing Services, LLC since July 2002, focusing on consolidating marketing services companies. From 1999 to 2002, she was the Chief Executive Officer of MMS Incentives, Inc., a private equity company involved in developing and implementing marketing and loyalty programs in high-tech environments. She is currently a director of PRGX Global, Inc., Haverty Furniture Companies, Inc., and Express, Inc. She has also served as a director of Collective Brands Inc., and its predecessor PaylessShoeSource, Inc., from 1997 to 2012, Scientific-Atlanta, Inc. from 1993 to 2006, Respironics, Inc. from 2004 to 2008, Matria Healthcare, Inc. from 2006 to 2008, and Emageon Inc. from 2004 to 2009. Ms. Mangum's qualifications to be a member of our Board of Directors include her current service as a chief executive officer, and extensive business and management experience including, in addition to that mentioned above, serving as an executive with General Electric, BellSouth and Holiday Inn Worldwide. She has extensive knowledge of marketing, accounting and finance, as well as compliance and internal controls.

Retiring Director

Mr. George T. Carpenter, who has served as a director since 1985, will be retiring from the Board as of the date of the 2013 Annual Meeting.

George T. Carpenter
Age: 72	Committees:
Director since: 1985	Audit
Current term expires: 2013	Compensation and Management Development
Corporate Governance
Executive (Chair)

Mr. Carpenter is President and a director of The S. Carpenter Construction Company, which is involved in general contracting, and The Carpenter Realty Company, which is involved in real estate management. For over nine years until mid-2008, Mr. Carpenter served as a director of Webster Financial Corporation. Mr. Carpenter's qualifications to be a member of our Board of Directors include his direct ownership and hands-on management of two Bristol, Connecticut-based businesses and his knowledge of the banking and financial industries and financing arrangements. Mr. Carpenter has served on our Board of Directors for 27 years.

CEO Change and Impact on Board Members

Gregory F. Milzcik announced his retirement and resigned from the position of President and Chief Executive Officer of the Company, effective March 1, 2013. Mr. Milzcik will remain employed by the Company as Executive Vice Chairman, and will continue to serve as a member of the Board of Directors until the 2013 Annual Meeting. Patrick J. Dempsey was appointed to the position of President and Chief Executive Officer of the Company, effective March 1, 2013. It is expected that the Board of Directors will nominate Mr. Dempsey to become a member of the Board of Directors to fulfill the term of Mr. Milzcik's seat, effective immediately following the Company's 2013 Annual Meeting.

Ratify the Selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm (Item 2)

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2013. Although not required by the Company's Charter or By-Laws, the Company has determined to ask stockholders to ratify this selection. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, have the opportunity to make a statement, if desired, and be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this Proposal.

Advisory (Non-Binding) Resolution to Approve the Company's Executive Compensation (Item 3)

Under SEC rules, we are providing stockholders with an advisory (non-binding) vote to approve the compensation of our named executive officers, which is described in the Compensation Discussion and Analysis ("CD&A"), the compensation tables, and the accompanying required narrative disclosure regarding named executive officer compensation included in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to vote whether or not to approve the compensation of our named executive officers as described in this proxy statement. At the 2011 Annual Meeting, stockholders voted in favor of holding the advisory vote on an annual basis and, in accordance with stockholder preference, the Board of Directors determined that advisory votes will be held on an annual basis. Stockholders that do not wish to vote may abstain from voting.

The Company's executive compensation programs are designed to attract, engage and retain highly qualified executive officers. The Company has a strong pay-for-performance philosophy and, as a result, the compensation paid to our named executive officers is closely aligned with the Company's performance on both a short-term and a long-term basis. For 2012, our executive compensation program for our named executive officers was designed to reward positive performance with respect to the following financial performance measures: basic earnings per share (EPS), consolidated revenue, and consolidated operating margin, as well as the Company's performance over a three-year period ending December 31, 2014 relative to the performance of companies included in the Russell 2000 Index. These 2012 performance measures were designed to align our executive compensation program with our two key strategic goals for 2012: profitable sales growth and productivity improvements.

Our compensation mix for 2012 continued to provide total target direct compensation for our named executive officers that generally falls at the 50th percentile of the total direct compensation paid to executives holding equivalent positions in a defined peer group of companies and other external sources used to inform the Compensation Committee generally about the external market value of our executive roles. We believe our compensation mix provides sufficient incentives in the form of annual cash incentive awards and long-term incentive awards to drive the Company's performance and enhance stockholder value. Specifically, if the Company's performance meets or exceeds pre-established performance targets, including achieving performance levels at or above the 50th percentile on a relative basis compared to the performance of Russell 2000 Index companies, and/or our stock price increases, the named executive officers have an opportunity to realize significant additional compensation in the form of annual cash incentive awards and long-term equity and cash incentive awards. If the Company's performance does not meet pre-established performance targets, including reaching performance levels below the 50th percentile on a relative basis compared to the performance of Russell 2000 Index companies, and/or our stock price declines, the named executive officers have significant downside financial risk.

We have also implemented certain policies and guidelines regarding our executive compensation program designed to mitigate risk as described in our CD&A and highlighted below:

•	We have stock ownership requirements for our named executive officers set at five times base salary for our Chief Executive Officer and three times base salary for all other named executive officers;

•	All named executive officers are subject to clawback agreements;

•	Our performance targets are tied to multiple financial metrics; and

•	We place caps on payouts under our annual and long-term incentive programs.

We encourage stockholders to review the CD&A starting on page 12 which provides a detailed discussion of the executive compensation program in place for our named executive officers.

Accordingly, stockholders are being asked to approve the following resolution:

“RESOLVED, that the stockholders of the Company approve the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the tabular disclosures regarding named executive officer compensation, together with the accompanying narrative disclosure, in this proxy statement for its 2013 Annual Meeting.”

This vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee nor create or imply any additional fiduciary duty on the Board of Directors. Further, it will not affect any compensation paid or awarded to any named executive officer. However, the Compensation Committee and the Board of Directors recognize the importance of receiving input from our stockholders on important issues such as executive compensation and expect to continue to take into account the outcome of the “say-on-pay” vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” the approval of the advisory resolution to approve the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A and the tabular disclosures regarding named executive officer compensation, together with the accompanying narrative disclosure, in this proxy statement for its 2013 Annual Meeting.

Proposal to Amend the Company's By-Laws to Provide for the Annual Election of All Directors (Item 4)

The Company is submitting to stockholders, for their consideration, an amendment to its By-Laws to provide for the annual election of directors (the “Declassification Amendment”). The By-Laws currently provide that the Board is divided into three classes, with each class elected every three years. If the Declassification Amendment is approved, directors elected before the effectiveness of the Declassification Amendment would continue their three-year terms. When these terms expire at the 2014, 2015 and 2016 Annual Meetings of Stockholders, the directors or their successors would be elected for one-year terms. Beginning with the 2016 Annual Meeting, all directors would be elected for one-year terms at each Annual Meeting. In all cases, each director would hold office until his or her successor has been elected and qualified or until the director's earlier resignation or removal, and vacancies that occur during the year would be appointed by the Board to serve until the next annual meeting. This proposal, even if approved, would not affect the three-year terms of directors elected prior to or at the 2013 Annual Meeting. In addition, this proposal would not change the present number of directors or the Board's authority to change the number of directors or to fill vacancies or newly created directorships.

In addition, because the Board is classified, the By-Laws currently provide that directors may be removed only for cause by the affirmative vote of holders of not less than two-thirds of the outstanding shares. While Delaware corporate law provides that directors of classified boards may be removed only for cause unless otherwise provided in the certificate of incorporation, directors of corporations without classified boards may be removed with or without cause by the affirmative vote of holders of a majority of the outstanding common stock. Accordingly, as part of the Declassification Amendment, the Company is proposing to amend the By-Laws to eliminate the provision that allows stockholders to remove directors only for cause and reduce the vote for removal to the affirmative vote of holders of a majority of the outstanding shares of stock of the Company entitled to vote in elections of directors.

In determining to support the Declassification Amendment, the Board, upon recommendation of the Corporate Governance Committee, considered growing investor sentiment in favor of annual elections and believes that the Board would continue to be effective in protecting stockholders' interests under an annual election system. The Board recognizes that many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies. The Board also considered the benefits of classified boards, such as promoting board continuity and stability, encouraging directors to take a long-term perspective, and providing a measure of protection against hostile acquisitions and proxy contests that may not be in the best interests of stockholders.

The Board considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of the Company and its stockholders to declassify the Board.

Text of the Declassification Amendment, including regarding the Removal of Directors

Article II, Section 2, Article II, Section 4 and Article II, Section 8 of the By-Laws contain the provisions that will be affected if the Declassification Amendment is approved by stockholders. The text of Article II, Section 2 and Article II, Section 8, as amended by the Declassification Amendment, is set forth on Annex 1 to this proxy statement. Article II, Section 4 of the By-Laws, which is also set forth on Annex 1, will be deleted in its entirety by the Declassification Amendment.

Required Vote

For the this proposal to be approved by stockholders, this proposal must receive the affirmative vote of at least two-thirds of the outstanding shares of Common Stock. If the proposal is approved, it will be immediately effective. If the proposal does not receive this level of stockholder approval, it will not be implemented and the classification of the Company's Board of Directors and the By-Laws provision regarding removal of directors for cause will remain in place.

The Board of Directors recommends a vote “FOR” this proposal.

Proposal to Amend the Company's Charter to Eliminate Certain Supermajority Voting Requirements (Item 5)

The Company's Charter requires a supermajority vote to amend certain provisions contained in the Charter and the By-Laws. Subject to stockholder approval, our Board has approved an amendment to the Charter that would eliminate supermajority voting requirements for certain corporate actions taken by stockholders, and the Company is submitting this amendment to stockholders for their consideration. The amendment would change the stockholder approval requirement from two-thirds of the outstanding shares of Common Stock to a majority of the outstanding shares of Common Stock for amendments to By-Laws provisions related to the number, term of office and qualifications of directors; plurality voting; the removal of directors; and filling of director vacancies and newly created directorships (the “Voting Amendment”).

At the Company's 2011 Annual Meeting of Stockholders, a stockholder submitted a proposal addressing the same topic. At that meeting, holders of 49% of the outstanding shares of Common Stock (62% of the votes cast) voted in favor of a stockholder proposal requesting that the Board take necessary steps to eliminate the supermajority voting requirements of the Company's Charter and By-Laws. While the stockholder proposal failed to receive approval of a majority of outstanding shares of Common Stock, the Board holds a strong commitment to considering the views of stockholders and recognizes that there are differing perspectives on supermajority voting requirements. The Board continues to support proposals to increase its accountability to stockholders and to strengthen the ability of stockholders to participate in corporate governance.

Accordingly, after careful consideration and based upon the recommendation of the Corporate Governance Committee, the Board has determined that it is in the best interests of the Company and its stockholders to submit to a stockholder vote the proposal to eliminate the supermajority voting requirements for amendments to provisions regarding:

•	The number, term of office and qualifications of directors;

•	Plurality voting;

•	The removal of directors; and

•	Filling of director vacancies and newly created directorships.

These supermajority voting requirements are contained in Article ELEVENTH of the Charter. In addition, the Voting Amendment provides that any amendment to Article ELEVENTH of the Charter will only require the approval of holders of a majority of the outstanding shares of Common Stock.

The Board continues to believe that supermajority voting requirements for certain measures is appropriate to encourage input from stockholders on these measures. Supermajority voting requirements help ensure that extraordinary corporate actions are taken when there is a clear consensus of stockholders rather than just a simple majority. Supermajority voting requirements are intended to preserve and maximize the value of the Company for all stockholders by protecting against the self-interested actions of a few large stockholders whose goals may conflict with those of other stockholders. Accordingly, the Voting Amendment does not affect certain supermajority voting requirements contained in the Charter that are not included in Article ELEVENTH of the Charter. The following supermajority voting requirements will continue to be in effect even if the Voting Amendment is approved by stockholders:

•
A vote of two-thirds (2/3) of the shares of capital stock then issued and outstanding, or that are required for the election of directors, to approve mortgage, sale, lease or exchange of all of the property and assets of the Company;

•
The affirmative vote of holders of not less than seventy percent (70%) of the Company's voting stock to approve a business combination with any holder of five percent (5%) or more of the Common Stock under certain circumstances; and

•	A vote of two-thirds (2/3) of the shares of capital stock then issued and outstanding to amend the provision in the Charter that prevents stockholder action by written consent.

Text of the Voting Amendment

Article ELEVENTH of the Charter contains the provisions that will be affected if the Voting Amendment is approved by stockholders. The text of Article ELEVENTH, as amended by the Voting Amendment, is set forth on Annex 3 to this proxy statement.

Required Vote

For the Voting Amendment to be approved by stockholders, this proposal must receive the affirmative vote of at least two-thirds of the outstanding shares of Common Stock. If the Voting Amendment is approved, the Board will take the necessary steps to amend the Company's Charter as set forth in Annex 3. If the Voting Amendment does not receive this level of stockholder approval, the Voting Amendment will not be implemented and the Company's current voting requirements will remain in place.

The Board of Directors recommends a vote “FOR” this proposal.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation programs as they apply to our Chief Executive Officer, Chief Financial Officer and the three next most highly compensated executive officers who were serving as executive officers of the Company during 2012 (our “NEOs”). Our NEOs for 2012 were Gregory F. Milzcik, Christopher J. Stephens, Jr., Patrick J. Dempsey, Claudia S. Toussaint, and Dawn N. Edwards. Mr. Milzcik announced his retirement and resigned from the position of President and Chief Executive Officer of the Company, effective March 1, 2013. Mr. Milzcik will remain employed by the Company as Executive Vice Chairman, and will continue to serve as a member of the Board of Directors until the 2013 Annual Meeting. Mr. Dempsey was appointed to the position of President and Chief Executive Officer of the Company, effective March 1, 2013. It is expected that the Board of Directors will nominate Mr. Dempsey to become a member of the Board of Directors to fulfill the term of Mr. Milzcik's seat, effective immediately following the Company's 2013 Annual Meeting.

In this Compensation Discussion and Analysis, we discuss our compensation policies and practices as they relate to our NEOs and explain recent changes we have made to our executive compensation program. We also provide details regarding the individual components of our NEO executive compensation program and explain how and why we make decisions to establish executive compensation at particular levels.

Executive Summary

During 2012, the Company focused its efforts on achieving two key strategic objectives - profitable sales growth and productivity improvements. We made significant investments in our worldwide application of Lean principles, the key to increasing efficiency and responding more adeptly to our customers' needs. During 2012, the Company realigned its business units into three reportable business segments - Aerospace, Industrial and Distribution - to better serve its customers and accelerate growth. In addition, in early 2012 we appointed Mr. Dempsey as Senior Vice President and Chief Operating Officer to assume full responsibility and oversight of these three business segments. In August 2012, we completed the largest acquisition in our history. We acquired Synventive Molding Solutions, an industry leader in the hot runner systems and components business.

To drive our two key strategic objectives, profitable sales growth and productivity improvements, the Company built on executive compensation program changes made in 2011 and took a number of additional actions during 2012 to improve alignment. For our annual incentive compensation, the Company continued the use of basic earnings per share ("EPS"), Company-wide consolidated revenue ("Revenue") and Company-wide consolidated operating margin ("Operating Margin") as performance measures. This combination of performance measures is designed to emphasize profitability and productivity, and drive sales growth.

The Company's success in achieving these three performance measures resulted in payouts under our annual incentive compensation program of 112% of target, as detailed in the below table.

Performance Measure	Weighting (%)	2012 Results[1]	Comparison to Target
As Certified Basic EPS[2]	70%	$1.84	At target
As Certified Revenue (in millions)[3]	15%	$1,230	$27 below target
As Certified Operating Margin[4]	15%	11.8%	30 basis points above target
________

[1]
Results are adjusted in accordance with the Barnes Group Inc. Performance-Linked Bonus Plan for Selected Executive Officers ("Performance-Linked Bonus Plan") and the Management Incentive Compensation Plan ("MICP" and, collectively with the Performance-Linked Bonus Plan, the "Annual Incentive Plans") and certified by the Compensation Committee, as described below in the "Annual Cash Incentive Awards" section.

[2]
"As Certified Basic EPS" is based on Basic EPS, excluding the effects of discontinued operations, the costs and revenues related to the effects of acquisitions and acquisition expenses and costs related to other strategic initiatives, as directed under the Performance-Linked Bonus Plan.

[3]	"As Certified Revenue" is our 2012 reported Revenue.

[4]
"As Certified Operating Margin" is based on Operating Margin, excluding costs and revenues related to the effects of acquisitions and acquisition expenses and costs related to other strategic initiatives, as directed under the Performance-Linked Bonus Plan.

Long-term incentive award opportunities are potentially the largest component of our NEOs' annual compensation depending upon our long-term performance. The program continues to consist of relative measure performance share awards ("Relative Measure PSAs"), restricted stock units ("RSUs"), and stock options. But in 2012, we increased the Relative Measure PSA portion of the program from 33 1/3% to 50%, to enhance the program's focus on performance. Below is a comparison of the weighting of the value of each type of award at the time of grant in 2011 and 2012:
The relative measure program compares the Company's relative performance over a three-year period against the performance of Russell 2000 Index companies, based on three equally-weighted and independently measured performance measures: total shareholder return, basic EPS growth and operating income before depreciation and amortization growth. The grants made in 2012 cover the 2012 to 2014 performance period. Payouts, if any, under this program will be made in 2015.

The Company's success in achieving predetermined EPS goals under the EPS-based Performance Unit Awards ("EPS PUPs") and EPS-based Performance Share Awards ("EPS PSAs") made in 2010 resulted in payouts for the 2012 portion of these grants at the 100% of target level.

The Company also made several changes to its retirement programs in alignment with the external marketplace. In 2012, we discontinued the Supplemental Executive Retirement Program ("SERP"), except for participants who were retirement eligible or in payment status. (This plan provides participants with a subsidized joint and survivor annuity.) None of our NEOs were retirement eligible and therefore none of them will receive SERP benefits upon retirement. We closed the Nonqualified Deferred Compensation Plan ("DC Plan") to any new or rehired otherwise eligible executives. (This plan provides enhanced retirement benefits to executives, replacing the enhanced defined benefit plan that was closed in 2008.) Only two of our NEOs remain eligible for the DC Plan - Mr. Stephens and Ms. Edwards. Going forward, non-grandfathered executives will have the same retirement benefits generally available to the Company's U.S. based employees.

Say on Pay Vote

The Compensation Committee believes that our executive compensation programs are consistent with our pay-for-performance philosophy. As part of our corporate governance system, we evaluate our programs in light of market conditions, stockholder views, and governance considerations, and make changes as appropriate for our business. In May 2012, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a say-on-pay vote. We had strong support from our stockholders with respect to the compensation of our NEOs, with over 98% of stockholder votes cast in favor of our say-on-pay resolution. We continue to evaluate our compensation programs by taking into account the stockholder vote and other feedback from our stockholders. We hold the stockholder advisory votes on executive compensation annually. Under the "Say on Pay" Proposal (Item 3) in this proxy statement, we are recommending that stockholders cast their advisory vote in favor of approving the compensation for our NEOs as disclosed in this proxy statement.

Summary of Key Executive Compensation Changes for 2012

Program Component		Summary of Changes

Long-term incentive awards	•
Increased weighting of Relative Measure program PSAs from 331/3% to 50% of long-term incentive compensation. Reduced weighting of RSUs to 30% and stock options to 20% of long-term incentive compensation.

	•	Added a condition to Relative Measure PSAs that a participant terminated by the Company "not for cause" before one year from the grant date will fully forfeit any awards.

Retirement programs	•	Discontinued the SERP except for participants who were retirement eligible or were in payment status. We also closed the DC Plan to any new or rehired otherwise eligible executives.

Executive life insurance programs	•
Implemented the Executive Group Term Life Insurance Program ("EGTLIP") for employees newly hired or promoted into an eligible position. This program provides premium payments for a term life insurance benefit of up to four times base salary during employment. No tax gross up is provided on this benefit. (This program replaced the Senior Executive Enhanced Life Insurance Program ("SEELIP") which was closed to new participants effective April 1, 2011. Under the SEELIP, the Company pays the premiums for a life insurance policy owned by each participating NEO and pays the participating NEO's income tax liability arising from its payment of the premiums and taxes.) The Company does not provide any premium payments during retirement.

Stock ownership requirements	•
Implemented changes to the Company's stock ownership requirements permitting 2/3 of the value of unvested RSUs to count toward achieving ownership requirements. Eliminated the five and/or six year deadline to achieve ownership in favor of a requirement that all net after tax proceeds of Company equity grants, including stock option exercises, be retained until ownership levels are met. Once ownership levels are met, the requirement is converted to a fixed number of shares.

Executive Compensation Philosophy

We believe that executive compensation should support and reinforce a pay-for-performance philosophy. Consequently, our NEO compensation is closely aligned with the Company's performance on both a short-term and a long-term basis by tying a significant portion of the compensation opportunity for our NEOs directly to the Company's stock performance and other objectives that we believe affect stockholder value. As a result, if the Company's performance meets or exceeds pre-established performance targets, including achieving performance levels at or above the 50th percentile on a relative basis compared to the performance of Russell 2000 Index companies, and/or our stock price increases, the NEOs have an opportunity to realize significant additional compensation in the form of annual cash incentive payouts and long-term equity and cash incentive payouts. If the Company's performance does not meet pre-established performance targets, including reaching performance levels below the 50th percentile on a relative basis compared to the performance of Russell 2000 Index companies, and/or our stock price declines, the NEOs have significant downside financial risk.

Further in line with our pay-for-performance philosophy, the Company aims to provide our NEOs with the opportunity to earn total direct compensation that generally falls in the median range of the total direct compensation paid to executives holding equivalent positions in a defined peer group of companies. This is referred to in this proxy statement as the “Peer Group.” Individual executive compensation may be above or below the target range based on the individual's performance, experience, skill set and range of responsibilities. Other external sources such as survey data are used to inform the Compensation Committee generally about the external market value of our executive roles. We believe that targeting the median range provides an opportunity for appropriate compensation levels that will attract high quality executives, provide the proper incentives to our NEOs for achievement of our strategic objectives and retain our NEOs over the long-term.

Total Direct Compensation in 2012

Total direct compensation includes the following three elements: annual base salary; annual cash incentive awards; and long-term incentive awards. These elements provide the Compensation Committee with a platform to reinforce our pay-for-performance philosophy to address our business needs and goals with appropriate flexibility. The Compensation Committee can vary the performance measures from year to year, consistent with the applicable plans described below. As part of our pay-for-performance philosophy, we increased the portion of certain performance based compensation as a percentage of our total compensation. These changes are noted in the “Summary of Key Executive Compensation Changes for 2012” section in this Compensation Discussion and Analysis. In addition, our NEOs are eligible for change in control and severance benefits; pension, retirement and executive life insurance programs; and certain limited perquisites.

Performance-based compensation in the form of annual and long-term incentives constituted over 80% and over 60% of 2012 total direct compensation for our CEO and other NEOs, respectively. The actual mix of compensation for our CEO and other NEOs is shown below.
________

[1]	Information includes compensation for Ms. Toussaint on an annualized basis. Ms. Toussaint resigned from the Company on March 16, 2012 and rejoined the company on June 19, 2012.

The Summary Compensation Table on page 28 provides details regarding the compensation for each NEO.

Executive Compensation General Objectives and Process

Objectives

The primary objective of the Company's executive compensation philosophy is to support the achievement of our long-term strategic business goals of building lasting stockholder value and achieving profitable sales growth and productivity improvements. To support these goals, our compensation program for our NEOs is designed to:

•	Provide appropriate incentives by linking and balancing significant short- and long-term compensation opportunities to Company performance and total shareholder return;

•	Reward NEOs who contribute meaningfully to achieving our strategic objectives;

•	Require NEOs to hold a significant equity investment in our Company so that they manage the business from the perspective of stockholders;

•
Align our compensation polices with stockholders' long-term interests by assigning a significant portion of potential compensation to performance-based pay elements that are dependent upon achieving the Company's goals, but that do not encourage excessive risk-taking;

•	Attract, retain and engage highly qualified individuals by offering competitive, balanced compensation arrangements based upon clear goals that vest on continued employment; and

•	Maximize the tax effectiveness of the total compensation and benefits package, and minimize potentially adverse tax and accounting consequences, in each case to the extent practicable.

Process of Determining NEO Compensation

The Compensation Committee is responsible for determining the types and amounts of compensation paid to our

NEOs. The Compensation Committee uses several tools to make these determinations, including external consultants and peer group analysis.

External Consultants

Company management engages Frederic W. Cook & Co. Inc. (“Cook”) to advise management on executive compensation matters. Cook annually compiles competitive compensation data regarding each element of compensation provided by our Company and other companies, and reviews the Company's compensation practices in terms of competitiveness, appropriateness and alignment with our performance, as well as the proportions the Company allocates to each element.

The Compensation Committee directly retains a consulting firm, Meridian Compensation Partners, LLC ("Meridian"), to assist in the Compensation Committee's oversight of the executive compensation program, which includes reviewing and assessing information provided by Cook. The fees for Meridian are negotiated directly by the Compensation Committee and paid by the Company at the Compensation Committee's request. Cook and Meridian did not provide any services to the Company in 2012 other than advice on executive and director compensation.

Meridian regularly participates in Compensation Committee meetings, both with and without Company management, and advises the Compensation Committee on compensation trends and best practices, plan design, pay and performance alignment and the process used to determine the reasonableness of individual compensation awards. The Compensation Committee believes that the use of a separate consultant reporting directly to it supports the objective that the Company's executive compensation programs are reasonable and consistent with Company goals and evolving governance considerations. In addition, the Compensation Committee from time to time directly retains its own outside legal counsel.

The Compensation Committee believes that there was no conflict of interest between Meridian and the Compensation Committee during 2012. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC rule effective July 27, 2012 regarding compensation advisor independence, and believes that the compensation consultant is able to independently represent the Compensation Committee.

Peer Group Analysis

A primary data source used in setting the NEO compensation is the information publicly disclosed by our Peer Group. The Peer Group is reviewed periodically by Cook and updated as appropriate to take into account changes in the size, scope, financial performance, ownership structure and business focus of the Company and the peer institutions. With the assistance of Cook, management recommends to the Compensation Committee a preliminary Peer Group. At the last review, the factors considered by Cook in making its recommendations included: revenue levels within an approximate range of one-half to two times the Company's annual revenue; companies that operated in one of the same industries as the Company; and companies that used the same distribution channels as the Company. We removed from consideration all companies with a significant concentration of ownership by one party. The analysis also included a review of statistical data to support comparability with the prior Peer Group. After considering these recommendations, the Compensation Committee approves the Peer Group, including any changes to the Peer Group as a result of its analysis. In addition, the Compensation Committee periodically requests a separate evaluation of the Peer Group by its own consultant. The Compensation Committee last requested such a separate evaluation in 2009 for the 2010 compensation cycle.

The Peer Group used for 2012 was the same as the one established in late 2009 in accordance with the above described process. Since none of the Peer Group companies had sufficient changes in their businesses and the Company's operations also remained essentially the same, no changes to the Peer Group were proposed.

For 2012, our Peer Group was comprised of the following 17 companies:

Ametek Inc.	Graco Inc.
Applied Industrial Technologies Inc.	Hexcel Corp.
BE Aerospace Inc.	Kaman Corp.
Carpenter Technology Corp.	Kaydon Corp.
Circor International Inc.	Moog Inc.
Crane Co.	Triumph Group Inc.
Curtiss-Wright Inc.	Valmont Industries Inc.
Enpro Industries Inc.	Watsco Inc.
Esterline Technologies Corp.

In addition, in connection with our annual compensation review process, in July 2012 the Compensation Committee reviewed tally sheets for each NEO.

The Role of Executive Officers

Mr. Gregory Milzcik, our President and Chief Executive Officer, provides the Compensation Committee with a performance assessment for each of the other NEOs. The Compensation Committee utilizes these assessments, along with other information, to determine NEO compensation. Mr. Milzcik and Ms. Dawn Edwards, Senior Vice President, Human Resources, regularly attend Compensation Committee meetings at the request of the Compensation Committee but are generally not present for the executive sessions or for any discussion of the individual components of their own compensation. In addition, Mr. Christopher J. Stephens, Jr., Senior Vice President, Finance, and Chief Financial Officer, provides financial information used by the Compensation Committee to make decisions regarding incentive compensation targets and related payouts.

Components of Our Executive Compensation Program

For 2012, the compensation for our NEOs consisted of the following elements:

•	Base salary;

•	Annual cash incentive awards;

•	Long-term incentive awards;

•	Change in control and severance benefits;

•	Pension, retirement and executive life insurance programs; and

•	Limited perquisites.

Only base salary, annual cash incentive awards and long-term incentive awards are taken into account to set the target total direct compensation mix for each NEO. Based on competitive compensation data developed by Cook in December 2011, the 2012 target total direct compensation for all NEOs was at the market median, or approximately the 50th percentile of comparative executives, including those within our Peer Group and/or based on survey data. For Mr. Milzcik, the 2012 target total direct compensation was also at the market median, or approximately the 50th percentile of compensation of CEOs within our Peer Group. The Company defines "median" as within ten percent of the benchmark. In setting the target total direct compensation mix for our NEOs, the Compensation Committee may make decisions that vary from the Peer Group data based on NEO experience, retention considerations, range of responsibilities, and the nature and complexity of each NEO's role. The Compensation Committee also uses individual performance as it considers appropriate to determine whether any adjustments should be made to an NEO's total direct compensation, including the targeted long-term incentive grants.

Base Salary

Base salary increases usually take effect on or around April 1st of each year, but may be made at interim dates within the annual cycle if the Compensation Committee deems it appropriate and necessary based on internal and external considerations. In 2012, the Compensation Committee increased Mr. Dempsey's base salary in connection with his promotion and Ms. Toussaint's base salary in connection with her rehire, as described below. In determining whether to award merit-based salary increases to our NEOs, the Compensation Committee considered a number of factors, including the following:

•	Peer Group data and external market information;

•	Individual performance;

•
The level of responsibility assumed and the nature and complexity of each NEO's role (including the number of years in the position, any recent promotion or change in responsibility or “impact” as a member of management, and the amount, timing and percentage of the last base salary increase);

•
The leadership demonstrated to create and promote a day-to-day working environment of unwavering integrity, compliance with applicable laws and the Company's ethics policies, and global responsibility; and

•	The desire to retain NEOs capable of driving achievement of the Company's strategic objectives and the marketability and criticality of retention of NEOs.

The chart below details annual base salary levels for each NEO as of April 1, 2011 and December 31, 2012, respectively, with the corresponding percentage changes reflecting the increase, if any, in 2012 base salary for the NEOs.

NEO	Base Salary Effective April 1, 2011	Base Salary Effective December 31, 2012	Change in Annual Base Salary ($)	Change in Annual Base Salary (%)
G. Milzcik	$890,000	$890,000	$—	—%
C. Stephens, Jr.	$431,000	$431,000	$—	—%
P. Dempsey	$431,000	$450,000	$19,000	4.4%
C. Toussaint	$360,000	$390,000	$30,000	8.3%
D. Edwards	$296,000	$296,000	$—	—%

None of the NEOs received a merit increase in 2012. Mr. Dempsey received a base salary increase effective February 13, 2012 in conjunction with his appointment to the role of Senior Vice President and Chief Operating Officer. The salary shown effective April 1, 2011 for Ms. Toussaint was her base salary at the time that she resigned from her position with the Company on March 16, 2012. Upon her rehire and reappointment to Senior Vice President, General Counsel and Secretary on June 19, 2012, her salary was set at the level indicated in the column "Base Salary Effective December 31, 2012."

Annual Cash Incentive Awards

We pay annual cash incentive awards to reward the performance achievements of our NEOs. Except in circumstances of retirement, death, or disability, or certain instances of involuntary termination by the Company on or after November 1st of an award period, an NEO generally must be employed by us on the payment date to receive an annual cash incentive award. For 2012, the NEOs, other than Ms. Toussaint, participated in the Performance-Linked Bonus Plan ("PLBP"). Ms. Toussaint was not a PLBP participant in 2012 since she had announced her resignation before the February 2012 Compensation Committee meeting where the Committee determined the participants in the PLBP for 2012.

We refer to the PLBP and MICP plans as our “Annual Incentive Plans.” The MICP is structured to pay annual cash incentive awards on the same terms and conditions as set forth in the PLBP. The difference between the two plans is that the PLBP is structured to pay amounts that meet the qualified performance-based compensation exception for purposes of Section 162(m) of the Internal Revenue Code. The Annual Incentive Plans generally use the same measures, target levels, threshold levels and maximum payout levels.

Under the Annual Incentive Plans, each NEO is assigned an award opportunity expressed as a percentage of his or her base salary, which varies by the NEO's role. Each NEO's annual cash incentive payout is generally determined based on our achievement of Company performance objectives.

The chart below details the cash incentive award opportunities available to each NEO for 2012 under the Annual Incentive Plans expressed as a percentage of base salary. Where performance falls between the threshold, target or maximum performance levels, the cash incentive award opportunity is calculated using straight-line interpolation.

	% of Salary
NEO	Threshold Level	Target Level	Maximum Level
G. Milzcik	18.75%	75%	225%
C. Stephens, Jr.	12.5%	50%	150%
P. Dempsey	12.5%	50%	150%
C. Toussaint	11.3%	45%	135%
D. Edwards	11.3%	45%	135%

The targets for the Annual Incentive Plans are intended to be challenging but attainable. The Compensation Committee generally establishes the target for each financial performance measure in December of each year based on review and approval of the Company's annual business plan and budget. We use financial performance objectives as performance measures under the Annual Incentive Plans because they are consistent with our focus of driving strong business performance and increasing long-term stockholder value. For fiscal year 2012, the performance measures for the Annual Incentive Plans were basic EPS, Revenue and Operating Margin. Basic EPS is used as a measure because we believe it is a principal driver of our stock price. Basic EPS is used rather than diluted EPS to overcome a potentially adverse impact from stock price appreciation that could decrease the earned award. Revenue is used as a measure to drive growth in the size of our business. Operating Margin is used as a measure to drive our sales to meet expected levels of profitability.

For fiscal year 2012, all NEOs were evaluated on corporate measures. We evaluate all of the NEOs 100% on corporate measures in recognition of the key role that each NEO plays in the overall management of the Company and in recognition of the impact of overall corporate strategies on segment results.

The chart below sets forth the Annual Incentive Plans' performance measures and the weighting of each measure for the NEOs for 2012:

Achievement of the financial performance measures under the Annual Incentive Plans are first determined according to GAAP, but then adjusted under the terms of the PLBP and the MICP to include or exclude certain extraordinary, unusual or non-recurring items, discontinued operations and other items, all in accordance with Section 162(m) of the Internal Revenue Code. The Compensation Committee also retains negative discretion in accordance with Section 162(m) of the Internal Revenue Code to further reduce, but not increase, actual awards paid to the NEOs under the Annual Incentive Plans. The adjusted financial performance results certified by the Compensation Committee under the Annual Incentive Plans are non-GAAP financial measures.

The chart below details results certified by the Compensation Committee compared to the goals:

Corporate Goal	Threshold	Target	Maximum	2012 Results	Comparison to Target as a %
As Certified Basic EPS[1]	$1.63	$1.84	$2.11	$1.84	100.0%
As Certified Revenue (in millions)[2]	$1,169	$1,257	$1,304	$1,230	97.9%
As Certified Operating Margin[3]	10.9%	11.5%	12.1%	11.8%	102.6%

[1]
"As Certified Basic EPS" is based on Basic EPS, excluding the effects of discontinued operations, the costs and revenues related to the effects of acquisitions and acquisition expenses and costs related to other strategic initiatives, as directed under the Performance-Linked Bonus Plan.

[2]	"As Certified Revenue" is our 2012 reported Revenue.

[3]
"As Certified Operating Margin" is based on Operating Margin, excluding costs and revenues related to the effects of acquisitions and acquisition expenses and costs related to other strategic initiatives, as directed under the Performance-Linked Bonus Plan.

The annual cash incentive awards are generally paid in February of the following calendar year, after the results are certified by the Compensation Committee. The following cash incentive awards were paid to NEOs for 2012 performance based on the performance results certified by the Compensation Committee:

NEO	Annual Incentive Earned ($)	Annual Incentive Earned as % of Base Salary
G. Milzcik	$744,596	84%
C. Stephens, Jr.	$240,390	56%
P. Dempsey	$250,988	56%
C. Toussaint [1]	$146,265	50%
D. Edwards	$148,585	50%
________

[1]	Ms. Toussaint's cash incentive award and base salary were prorated for the number of days that she was employed by the Company in 2012.

Long-Term Incentive Compensation

Long-term incentive award opportunities are potentially the largest component of our NEOs' annual compensation depending upon our long-term performance. We believe that long-term performance is enhanced through the use of awards denominated in share value that reward our NEOs for maximizing stockholder value over time, thereby aligning the interests of our employees and management with those of our stockholders. When coupled with the ownership requirements described below, our long-term incentive awards help to encourage our NEOs to maintain a continuing stake in our long-term success and provide an effective way to tie a substantial percentage of total direct compensation to any increase or decrease in stockholder value.

In 2012, the Company used a combination of time-based equity awards and performance-based equity awards. The Company revised the mix of the three types of equity awards to place greater emphasis on performance-based equity grants. Particular emphasis was placed on the Relative Measure PSAs, which now comprise 50% of the value of the equity awards at the time of grant. The following types of long-term incentive awards are currently used under the terms of the Barnes Group Inc. Amended Stock and Incentive Award Plan (the “Stock and Incentive Award Plan”), which was approved by stockholders in 2010:

Vehicle	Target Portion of Total Long-Term Incentive Compensation		Vesting[1]		Comments
Stock options	20%	•	Time-based vesting; 18, 30, and 42 months from the grant date in equal installments	•	Grants are priced at the fair market value on the grant date
RSUs	30%	•	Time-based vesting; 18, 30, and 42 months from the grant date in equal installments	•	Settled in shares of Common Stock
				•	Pays out dividend equivalents in cash during vesting periods
Relative Measure PSAs	50%	•	Performance-based vesting at the end of a 3-year cycle	•	Settled in shares of Common Stock
				•	Accrued dividends are paid out in cash at the end of the 3-year cycle, adjusted for the number of shares actually earned
				•
Based on three equally weighted performance measures - total shareholder return, basic EPS growth, and operating income before depreciation and amortization growth - with each measure separately evaluated based on a comparison of the Company's performance against that of Russell 2000 Index companies

________

[1]	Assumes continued employment by the NEOs.

Stock options and RSUs are subject to time-based vesting with staggered vesting dates to encourage NEO retention. In addition to the time-vesting requirements, stock options only have value if the Common Stock price at the time of exercise exceeds the fair market value on the grant date.

For 2012, the Compensation Committee continued the relative measure program established in 2011. The relative measure program is designed to increase long-term focus, but also to provide a better link to shareholder returns and reward NEOs based on performance compared to alternative investment opportunities. The program has three equally weighted and independently measured performance measures: total shareholder return, basic EPS growth, and operating income before depreciation and amortization growth. Each measure is compared separately to the Company's relative performance against that of the Russell 2000 Index over the three-year term of the program ending December 31, 2014. Based on the relative performance, following the end of the three-year cycle, a payout, if any, in the form of shares of Common Stock and accrued dividends will be made. A payout may range between zero for performance below the threshold level, to 250% of target for exceptional relative performance at the maximum level or above. The chart below illustrates potential payouts at various levels of performance. The first payout, if any, under this program, for the 2011 grant of Relative Measure PSAs, is scheduled to occur in 2014 for the period ending December 31, 2013. The payout, if any, for the 2012 grant of Relative Measure PSAs, is scheduled to occur in 2015.

Performance Level1,[2]	2012 Relative Measure Program Payout Level	Category
Performance below 33rd percentile	0%	Below Threshold
Performance at 33rd percentile	33%	Threshold
Performance at 50th percentile	100%	Target
Performance at 60th percentile	150%	Above Target - 60th
Performance at 75th percentile	200%	Above Target - 75th
Performance at or above 85th percentile	250%	Maximum

______________

[1]
Each of the three performance measures, total shareholder return, basic EPS growth, and operating income before depreciation and amortization growth, is evaluated separately as compared to performance of companies in the Russell 2000 Index.

[2]	Results between Performance Levels will result in interpolated payouts.

In 2012, the Company amended the form of PSA agreement for grants under the Stock and Incentive Award Plan to provide for a complete forfeiture of Relative Measure PSAs if the participant's employment is involuntarily terminated by the Company without cause before the first anniversary of the Relative Measure PSA grant date. This change applies to Relative Measure PSA grants made in 2012 and later years. Before this amendment, if a participant's employment was involuntarily terminated by the Company without cause before the first anniversary of the grant date, then a pro-rata portion of the award based on the number of days the participant was employed during the applicable performance period would have been paid based on the Company's actual performance for that performance period.

In addition, the 2012 long-term incentive awards require a “double trigger” for accelerated vesting in the event of a change in control of the Company. Except for Mr. Milzcik who is covered by the terms of his employment agreement (see below section titled "Employment Agreement with Mr. Milzcik" for details), in the event of a change in control as defined in the Stock and Incentive Award Plan, stock options, RSUs and performance vesting stock units under the relative measure program will vest and accelerate only if an NEO's employment is terminated by the Company without cause, or if the NEO resigns for good reason (as defined in the severance agreements) on or within two years following a change in control.

Before the adoption of the Relative Measure PSAs in 2011 and the continued use of these types of PSAs in 2012, the Company granted EPS PSAs and EPS PUPs.  The Company last granted EPS PSAs and EPS PUPs in 2010 and the last tranche of the 2010 EPS PSAs and EPS PUPs vested at the end of 2012. EPS PSAs and EPS PUPs are subject to performance-based vesting. EPS PSAs pay out in shares of Common Stock and accrued dividends which are paid at the same time and rate as the underlying shares that are issued based on actual performance. EPS PUPs pay out in cash and do not accrue dividend equivalents. Both EPS PSAs and EPS PUPs vest ratably over a three-year time period based on attainment of three annual basic EPS targets.

The basic EPS target used for our EPS PSAs and EPS PUPs is identical to the basic EPS target used under our Annual Incentive Plans. The performance result also is determined according to our Annual Incentive Plans and is certified by the Compensation Committee. The threshold, below target and maximum levels are derived from the basic EPS target. The 2012 basic EPS target applies to the third and last tranche of the 2010 EPS PUP and EPS PSA awards made to our NEOs. The basic EPS target is designed to be challenging but attainable.

Below are the 2012 target performance levels for EPS PSAs and EPS PUPs. The Compensation Committee certified 2012 basic EPS of $1.84, which resulted in a payout under the applicable EPS PUP and EPS PSA awards at the 100% payout level. "As Certified Basic EPS" is a non-GAAP financial measure because it excludes certain items from net income, including discontinued operations, the effects of acquisitions and acquisition expenses and other costs of strategic initiatives in 2012. Basic EPS from continuing operations as reported in 2012 in accordance with GAAP was $1.74. As a result, the Payout Level would have been 75%.

Basic EPS	Payout Level	Category
Less than $1.63	0%	Below Target
$1.63 to $1.73	50%	Threshold
$1.74 to $1.83	75%	Below Target, but Above Threshold
$1.84 to $2.11	100%	Target
$2.11 or higher	125%	Maximum

Long-term incentive award opportunities are established by the Compensation Committee according to the NEO's position and responsibilities, and based on a comparison to our Peer Group and competitive compensation data. In 2012, the Compensation Committee differentiated target awards based on individual NEO performance, experience and market positioning.

Except with respect to the timeline for vesting, the Compensation Committee does not take into account existing NEO Common Stock holdings because it believes that doing so would have the effect of penalizing success (to the extent that compensation might be reduced based on the appreciation of past awards) or rewarding underperformance (to the extent that compensation might be awarded to make up for lack of appreciation in stock price).

The Company's practice is to make all equity awards at the first regularly scheduled meeting of the Compensation Committee, which is scheduled well in advance, and typically occurs early in February. The Company makes "off-cycle" equity grants to NEOs in limited circumstances, generally for newly hired executives or promotions. During 2012, “off-cycle” equity grants were made to Ms. Toussaint to provide an incentive to her to rejoin the Company and to provide retention incentives tied to her long-term future employment. Ms. Toussaint did not participate in the annual equity award program in February 2012, but did receive grants in conjunction with her rehire as set forth in the below table. All unvested equity awards granted to Ms. Toussaint before her re-employment by the Company were forfeited by Ms. Toussaint in connection with her resignation.

In determining the mix of equity grants (e.g., stock options, RSUs, or Relative Measure PSAs), the Compensation Committee receives and reviews recommendations from management, based on analysis prepared by Cook. Generally, the factors considered support the pay-for-performance philosophy at the Company, aligning the interests of stockholders and NEOs, past practice, changes in business strategy, competitive practice (both generally and within the Peer Group), and the strategic impact of equity-based compensation (i.e., cost effectiveness, stockholder dilution, executive retention, a link to Company performance and total stockholder return). All of management's recommendations are reviewed by Cook and Meridian.

As reflected in the above table on page 20, in 2012 the Compensation Committee established a target mix for all NEOs that was designed to create a weighting on types of equity that were more heavily influenced by performance. The weight of the Relative Measure PSAs was 50%, RSUs was 30% and stock options was 20%. The target mix does not take into potential account "off-cycle" grants or supplemental awards, if any. This mix is intended to provide our NEOs with a strong incentive to continue their successful tenures with the Company and to focus on long-term stockholder value.

	Target Values	Annual Stock Option Grants	Annual RSU Grants	Relative Measure PSAs
G. Milzcik	$3,000,000	62,500	33,800	56,400
C. Stephens, Jr.[2]	$653,500	13,600	7,400	12,300
P. Dempsey	$625,000	13,000	7,100	11,800
C. Toussaint[1,2]	$360,000	8,200	4,400	7,400
D. Edwards	$292,800	6,300	3,400	5,600
_____________

[1]
Unvested grants made to Ms. Toussaint before her resignation on March 16, 2012 were forfeited at the time of her resignation. The grants shown in the chart above were made in conjunction with her re-employment on June 19, 2012.

2
In addition to the grants indicated in the table above, Mr. Stephens received a retention grant of 28,200 RSUs and Ms. Toussaint received a retention grant of 20,500 RSUs upon her rehire on June 19, 2012.

NEO Stock Ownership Requirements

All of our NEOs, as well as certain other members of Company leadership, are subject to the following stock ownership requirements:

Position	Multiple of Annual Salary
Chief Executive Officer	5x
All Other NEOs	3x

In July 2012, the Compensation Committee changed the stock ownership requirements so that 2/3 of the value of unvested RSUs count toward achieving ownership requirements. The Compensation Committee also eliminated the five and/or six year deadline to achieve ownership in favor of a requirement that all net after-tax proceeds from Company equity grants, including stock option exercises, be retained until ownership levels are met. Once ownership levels are met, the requirement is converted to a fixed number of shares. As of the end of 2012, Messrs. Milzcik, Dempsey, and Stephens fully met their ownership requirements. All NEOs are in compliance with our new hold requirement.

Clawback Agreements, Hedging and Pledging

•
Clawback Agreements: Beginning in late 2008, we implemented a practice whereby executives hired or promoted into corporate officer positions are required to enter into clawback agreements that permit the Company to recoup or “clawback” certain annual incentive compensation and performance based vesting equity awards paid to those officers in situations where the awards earned by these NEOs are based on the achievement of certain financial performance targets that are later restated and would therefore result in lower awards paid. The Company has entered into agreements with all NEOs, and select other key employees. In addition, all of the Company's equity award agreements provide that awards may be forfeited if an employee engages in activity that is detrimental to the Company, including performing services for a competitor, disclosing confidential information, or otherwise violating the Company's Code of Business Ethics and Conduct. With respect to the NEOs, the Compensation Committee has the discretion to make certain exceptions to the clawback requirements and ultimately determine whether any adjustment will be made.

•
Hedging: The Company prohibits hedging transactions involving the Company's securities for certain members of Company leadership, including all directors and executive officers (which includes our NEOs).

•
Pledging and Margin Accounts: In 2013, the Corporate Governance Committee adopted a new policy that prohibits certain members of Company leadership, including all directors and executive officers, from pledging or margin call arrangements involving the Company's securities that are held to meet the Company's stock ownership requirements. The new policy also places other restrictions on any other pledging or margin call arrangements involving Company securities by such individuals. In addition, the ability of these individuals to engage in such transactions requires pre-approval from the Corporate Governance Committee, and an annual certification to the Corporate Governance Committee that the individual is in compliance with the policy. None of our NEOs have pledged Company securities or have Company securities subject to a margin call arrangement.

Risk

We believe our executive compensation program is designed to motivate and reward our NEOs for their performance during the fiscal year and over the long-term and for taking appropriate business risks consistent with our strategic objectives. The following characteristics of our executive compensation program are designed to mitigate the likelihood that our NEOs would make business decisions that present undue risk:

•
The stock options and RSU components of our long-term incentive award program vest ratably over three or more years. Our Relative Measure PSAs vest based on performance at the end of the three-year performance period.

•	Performance targets are tied to several financial metrics, including basic EPS, Revenue and Operating Margin, that are quantitative and measurable.

•	The performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period.

•	Our stock ownership requirements require our NEOs to own equity representing a significant multiple of their base salary, and to retain this equity throughout their tenures.

•
All NEOs have entered into clawback agreements that allow us to recoup incentive compensation in situations where the awards earned by NEOs are based on the achievement of certain financial performance targets that are later restated and would therefore result in lower awards paid.

•
Payouts under our annual and long-term incentive programs are subject to a cap. Specifically, under our current practices for NEOs, our annual cash incentive award payments are capped (at not greater than 2.25 times base salary for the Chief Executive Officer and less for other NEOs). Performance based payouts under the relative measure program are capped at 2.5 times the target level Relative Measure PSA grant.

Pension and Other Retirement Programs

In addition to our 401(k) plan, our NEOs have the opportunity to participate in one or more of the following additional retirement plans:

Plan		Summary of Features

Salaried Retirement Income Plan ("Qualified Plan")	•
A broad-based tax-qualified defined benefit pension plan; vesting upon attaining 5 years of service. Effective December 31, 2012, this plan was closed to employees hired on or after January 1, 2013. In lieu of this benefit, eligible new employees will receive an annual retirement contribution under the 401(k) Plan of 4% of actual eligible earnings.

Retirement Benefit Equalization Plan ("RBEP")	•
Provides benefits on base salary earnings in excess of Internal Revenue Service ("IRS") limit on qualified plans to eligible salaried employees, officers and NEOs who do not meet MSSORP/DC Plan vesting requirements; vesting upon attaining 5 years of service.

Modified Supplemental Senior Officer Retirement Plan ("MSSORP")	•
Provides a 55% average final pay benefit (base salary and annual incentive); benefit is reduced for offsets from prior employer retirement benefits and other Company retirement benefits; vesting upon attaining age 55 and 10 years of service. This program was closed to new or rehired entrants in 2008. Only Messrs. Milzcik and Dempsey participate in the MSSORP.

Plan		Summary of Features

Nonqualified Deferred Compensation Plan ("DC Plan")	•
Provides an annual Company contribution based on a percent of base salary and annual incentive in excess of IRS limit on qualified plans; for 2012, the contribution was based on 20% of base salary and annual incentive pay; vesting upon attaining 10 years of service. The Company modified the DC Plan to close participation to any employee hired, rehired or promoted into an eligible position on or after April 1, 2012. Mr. Stephens and Ms. Edwards are the only NEOs that participate in the DC Plan.

The Qualified Plan is a broad-based tax-qualified defined benefit pension plan. The RBEP, the MSSORP and the DC Plan are non-tax-qualified supplemental executive retirement plans that provide a higher level of benefits than are available under the Qualified Plan to certain designated employees and senior level officers, including all NEOs. We believe these more generous benefits are an important part of the overall compensation provided to our NEOs and serve as a strong retention incentive.

The chart below summarizes which NEOs participate in each of the qualified and non-qualified pension and retirement plans. A more detailed discussion of the pension benefits payable to our NEOs is described in the “Pension Benefits Table” and the narrative following the table.

NEO	Qualified Plan	RBEP	MSSORP	DC Plan
G. Milzcik	X	X	X
C. Stephens, Jr.	X	X		X
P. Dempsey	X	X	X
C. Toussaint	X	X		[1]
D. Edwards	X	X		X
_____________

[1]
Prior to her resignation of employment, Ms. Toussaint had been a participant in the DC Plan. She forfeited all Company contributions to this program upon her resignation. Since the Company modified the DC Plan to close participation to any employee hired, rehired or promoted into an eligible position on or after April 1, 2012, Ms. Toussaint was not permitted to re-enter this program upon her rehire by the Company.

Change in Control and Employment Termination Benefits

The Company provides change in control benefits specifically to retain key executives, including NEOs, during a potential change in control, to provide continuity of management and to provide income continuation for NEOs who are particularly at risk of involuntary termination in the event of a restructuring in connection with a change in control. These benefits were designed to be part of a competitive compensation package and keep our executive officers focused on our business goals and objectives and we believe that these benefits are a necessary part of any total compensation package to attract and retain key executives. In some instances these agreements provide for payments and other benefits if we terminate an NEO's employment without “cause,” or if an NEO terminates employment for “good reason,” either before or after a change in control.

None of the agreements for our NEOs include a gross-up for any taxes as a result of golden parachute payments under Section 280G of the Internal Revenue Code. For more detail on Section 280G of the Internal Revenue Code see the discussion below under “Tax and Accounting Considerations.” In addition, we generally do not provide change in control cash compensation benefits in excess of severance compensation equal to two times the executive's base salary plus payments under the annual cash incentive program. Our agreements with our NEOs also provide for continuation of group health, life insurance and other benefits for twenty-four months following the executive's termination and for certain other benefits. The terms of the change in control and incremental termination benefits payable to our NEOs are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Perquisites

In 2012, the Company provided certain limited perquisites to our NEOs. The perquisites are fully described in the footnotes to the Summary Compensation Table and generally fall into the following categories: financial planning assistance, annual physical examination, and personal use of the company-leased aircraft (for the Chief Executive Officer only and capped at $100,000). None of these perquisites are grossed up for taxes.

Additional Benefits

All current NEOs other than Ms. Toussaint are eligible to participate in the Company's Senior Executive Enhanced Life Insurance Program ("SEELIP"), under which the Company pays the premiums for a life insurance policy owned by each NEO and pays the NEO's income tax liability arising from its payment of the premiums and taxes. As previously disclosed, the Company closed participation to any employee hired or promoted into an eligible position after April 1, 2011 and eliminated the Company-paid premium and related tax gross-up payments following retirement after April 1, 2011, except that the current program would be maintained during retirement for current employees who have attained or will attain age 62 with 10 years of service on or before December 31, 2011. None of our NEOs meet this criteria.

When the SEELIP was closed to new or rehired executives, the Company established the EGTLIP for new NEOs and other eligible executives. The EGTLIP provides premium payments for a term insurance policy with a benefit of four times the employee's base salary. The NEO owns the policy and is responsible for any tax liability (no tax gross-up) resulting from this program. The Company does not provide any premium payment during retirement.

Each of our NEOs participates in other employee benefit plans generally available to all U.S. based employees (e.g., health insurance, 401(k) Plan) on the same terms as all other employees.

Summary of Executive Changes for 2012

On February 13, 2012, Mr. Dempsey was promoted to Senior Vice President and Chief Operating Officer. Concurrent with his promotion, his base salary was increased from $431,000 to $450,000 and his annual incentive target remained at 50% of base salary. Mr. Dempsey's long-term compensation target was increased from $367,200 to $625,000, and he was awarded long-term incentive compensation grants in February 2012, at the same time as other NEOs that were consistent with this target level.

On March 16, 2012, Ms. Toussaint resigned from her position with the Company. Concurrent with her resignation, she forfeited all unvested stock options, RSUs, and Relative Measure PSAs. In addition, she forfeited Company-provided contributions to the DC Plan and the 401(k) Plan. Upon her rehire on June 19, 2012, Ms. Toussaint was granted Relative Measure PSAs, stock options, and RSUs as indicated in the table on page 23, as well as a cash signing bonus in the amount of $100,000. None of her prior grants were reinstated and she was precluded from re-entry into the DC Plan and the SEELIP. Ms. Toussaint participates in the EGTLIP. Ms. Toussaint resumed participation in the Company's Qualified Plan that is generally provided to other U.S.-based employees as well as the RBEP that is provided to employees with eligible compensation above the IRS qualified levels. For 2012, Ms. Toussaint participated in the MICP, prorated for the time when she was an active employee during 2012.

Tax and Accounting Considerations

Internal Revenue Code Section 162(m)

As discussed above, our Compensation Committee considers the tax and accounting treatment associated with cash and equity awards it makes, although these considerations are not the overriding factor that the Compensation Committee uses in making its decisions. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the compensation that the Company may deduct in any one year with respect to each of its most highly compensated executive officers, unless certain conditions are met. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The Company currently grants awards intended to meet this exception including annual cash incentive awards, stock option awards, and PSAs. Grants of restricted stock or stock units that vest solely on the basis of service do not qualify for the exception. To maintain flexibility in compensating NEOs in a manner designed to promote varying Company goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that action is appropriate and in our best interests.

Internal Revenue Code Section 280G

The Company also periodically reviews the severance agreements entered into between the Company and the

NEOs to assess the impact of Section 280G of the Internal Revenue Code. Currently, the severance agreements do not provide for any gross-up to compensate our NEOs for taxes incurred under Section 4999 of the Internal Revenue Code as a consequence of “golden parachute” payments upon a change-in-control. Nor do they preclude the possibility that, in certain circumstances, the compensation payable in the event of a change in control under the agreements or other plans and arrangements may be non-deductible by the Company under Section 280G of the Internal Revenue Code.

Accounting for Equity Compensation

The Company accounts for its stock-based employee compensation plans at fair value on the grant date and recognizes the related cost in its consolidated statement of income in accordance with accounting standards related to share-based payments. The fair values of stock options are estimated using the Black-Scholes option-pricing model based on certain assumptions. The fair values of RSU awards, EPS PSA awards and Relative Measure PSA awards with a performance condition are estimated based on the fair market value of the Company's stock price on the grant date. The fair values of Relative Measure PSA awards with a market condition are estimated using a Monte Carlo valuation model based on certain assumptions.

Compensation Committee Report

To Our Fellow Stockholders at Barnes Group Inc.

We, the Compensation and Management Development Committee of the Board of Directors of Barnes Group Inc., have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Mylle H. Mangum, Chair
Thomas J. Albani
John W. Alden
Gary G. Benanav
George T. Carpenter

Risk Oversight and Assessment Policies and Practices

Our Audit Committee is ultimately responsible for overall risk oversight for the Company generally. See “Board Role in Risk Oversight” on page 56. The Compensation Committee evaluates and reviews our incentive compensation arrangements annually based on an inventory of all relevant compensation programs prepared by the Human Resources department which includes details of the principal features of the programs, including any key risk mitigation factors such as (i) the mix of equity award instruments used under our long-term incentive program; (ii) the multi-year vesting of our equity awards; (iii) our stock ownership requirements; and (iv) the clawback agreements in place for certain executives. These findings are discussed with the Company's Enterprise Risk Management steering committee. The Compensation Committee also consults with, and makes certain recommendations to, the Board of Directors regarding the Company's compensation programs as necessary. Based on its evaluation, the Compensation Committee has concluded that the overall structure of the compensation programs for NEOs and company-wide employees are designed with the appropriate balance of risk and reward in relation to the Company's overall business strategy and are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table for 2012, 2011 and 2010
The following table sets forth the compensation earned by our NEOs for the fiscal years ended December 31, 2012, 2011 and 2010:

Name and Principal Position	Year	Salary	Bonus[1]	Stock Awards[2]	Option Awards[3]	Non-Equity Incentive Plan Compensation[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5,6]	All Other Compensation[7]	Total
Gregory F. Milzcik President and Chief Executive Officer	2012	$890,000	$—	$2,699,218	$599,937	$744,596	$1,729,195	$260,844	$6,923,790
	2011	886,250	—	2,040,788	904,792	2,002,500	1,802,030	204,408	7,840,768
	2010	856,250	—	2,376,761	929,770	1,619,723	1,185,353	335,628	7,303,485
Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	2012	431,000	—	1,339,261	130,546	240,390	49,038	234,870	2,425,105
	2011	427,250	—	340,131	150,549	646,500	36,337	218,575	1,819,342
	2010	413,250	124,000	370,940	122,080	513,375	27,478	135,112	1,706,235

Patrick J. Dempsey Senior Vice President and Chief Operating Officer	2012	447,783	—	565,484	124,787	250,988	364,266	104,764	1,858,072
	2011	427,250	—	274,901	122,836	646,500	378,554	74,451	1,924,492
	2010	413,250	—	407,576	134,070	213,668	225,597	98,904	1,493,065
Claudia S. Toussaint Senior Vice President, General Counsel and Secretary	2012	289,270	—	830,098	72,734	146,265	81,302	88,214	1,507,883
	2011	356,250	—	270,241	119,840	486,000	33,721	158,106	1,424,158
	2010	236,635	—	407,355	284,906	262,823	17,273	199,363	1,408,355
Dawn N. Edwards Senior Vice President, Human Resources	2012	296,000	—	269,177	60,474	148,585	102,683	133,699	1,010,618
	2011	292,250	—	223,648	101,115	399,600	73,928	117,334	1,207,875

________

[1]
The amount listed for Mr. Stephens for 2010 represents a $124,000 cash bonus payable upon his completion of one year of satisfactory service with the Company. As noted in the CD&A, upon her rehire on June 19, 2012, Ms. Toussaint received a cash signing bonus in the amount of $100,000. Because this amount is fully reimbursable if Ms. Toussaint voluntarily terminates employment with the Company within twelve months of the signing bonus payment date, it is not considered earned in 2012.

[2]
Stock Awards represent the aggregate grant date fair value of RSUs, Relative Measure PSAs, EPS PSAs and EPS PUPs granted to NEOs under the Barnes Group Inc. Stock and Incentive Award Plan. EPS PUP awards are denominated in units with each unit being equivalent in value to one share of Common Stock and are payable in cash. Both EPS PUP awards and EPS PSA awards vest upon satisfying established performance goals. Relative Measure PSA awards vest upon satisfying established performance and market goals. In addition to the RSU value, the value disclosed in this column for the Relative Measure PSA awards for Messrs. Milzcik, Stephens, and Dempsey and Mses. Toussaint and Edwards represents the amount of compensation if target goals are met. The maximum grant date fair value of the Relative Measure PSA awards granted in 2012 was $3,300,152 for Mr. Milzcik, $719,714 for Mr. Stephens, $690,457 for Mr. Dempsey, $400,147 for Ms. Toussaint and $327,675 for Ms. Edwards. All three measures of the Relative Measure PSA awards allow an NEO to receive up to 250% of the target amount, however, only the basic EPS growth and operating income before depreciation and amortization growth measures would increase the compensation awarded under ASC 718 if the award paid out at maximum. The fair value of the performance based portion of the awards was determined based on the market value of Common Stock on the date of grant and the fair value of the market based portion of awards was determined based on a Monte Carlo valuation method; as described in the note on Stock-Based Compensation in the notes to the Company's consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end.

[3]
Option Awards represent the aggregate grant date fair value of stock options granted to NEOs under the Barnes Group Inc. Stock and Incentive Award Plan. The fair value was determined by using the Black-Scholes option pricing model applied consistently with the Company's practice, as described in the note on Stock-Based Compensation in the notes to the Company's consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end.

[4]
Non-Equity Incentive Plan Compensation includes amounts earned under the Performance-Linked Bonus Plan for Messrs. Milzcik, Stephens, Dempsey, and Mses. Toussaint (in 2011) and Edwards, and the amounts earned in 2012 and 2010 under the MICP for Ms. Toussaint.

[5]
The amount listed in Change in Pension Value and Nonqualified Deferred Compensation Earnings represents the annual increase in pension value for all of the Company's defined benefit retirement programs. All assumptions are as detailed in the notes to the Company's consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end, with the exception of the following: retirement age for all plans is assumed to be the older of the unreduced retirement age, as defined by each plan, or age as of December 31, 2012, December 31, 2011 or December 31, 2010, as applicable, and no pre-retirement mortality, disability, or termination is assumed. The U.S. discount rates of 4.25%, 5.05% and 5.65%, respectively, are detailed in the Management's Discussion & Analysis filed with the Annual Report on Form 10-K for the respective year-end.

[6]	The Change in Pension Value and Nonqualified Deferred Compensation Earnings is segregated by plan in the following table:

Name and Principal Position	Plan Name	Year	Amounts

Gregory F. Milzcik President and Chief Executive Officer	Qualified	2012	$152,862
	RBEP	2012	N/A
	MSSORP	2012	1,852,268
	SERP	2012	(275,935)
	TOTAL	2012	1,729,195

	Qualified	2011	$113,672
	RBEP	2011	N/A
	MSSORP	2011	1,692,920
	SERP	2011	(4,562)
	TOTAL	2011	1,802,030

	Qualified	2010	$85,922
	RBEP	2010	N/A
	MSSORP	2010	982,928
	SERP	2010	116,503
	TOTAL	2010	1,185,353

Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer
	Qualified	2012	$53,596
	RBEP	2012	N/A
	MSSORP	2012	N/A
	SERP	2012	(4,558)
	TOTAL	2012	49,038

	Qualified	2011	$36,069
	RBEP	2011	N/A
	MSSORP	2011	N/A
	SERP	2011	268
	TOTAL	2011	36,337

	Qualified	2010	$24,883
	RBEP	2010	N/A
	MSSORP	2010	N/A
	SERP	2010	2,595
	TOTAL	2010	27,478

Patrick J. Dempsey Senior Vice President and Chief Operating Officer	Qualified	2012	$113,309
	RBEP	2012	N/A
	MSSORP	2012	314,096
	SERP	2012	(63,139)
	TOTAL	2012	364,266

	Qualified	2011	$79,898
	RBEP	2011	N/A
	MSSORP	2011	306,626
	SERP	2011	(7,970)
	TOTAL	2011	378,554

	Qualified	2010	$58,092
	RBEP	2010	N/A
	MSSORP	2010	146,244
	SERP	2010	21,261
	TOTAL	2010	225,597

Name and Principal Position	Plan Name	Year	Amounts

Claudia S. Toussaint Senior Vice President, General Counsel and Secretary	Qualified	2012	$37,743
	RBEP	2012	44,951
	MSSORP	2012	N/A
	SERP	2012	(1,392)
	TOTAL	2012	81,302

	Qualified	2011	$33,243
	RBEP	2011	N/A
	MSSORP	2011	N/A
	SERP	2011	478
	TOTAL	2011	33,721

	Qualified	2010	$16,359
	RBEP	2010	N/A
	MSSORP	2010	N/A
	SERP	2010	914
	TOTAL	2010	17,273

Dawn N. Edwards Senior Vice President, Human Resources	Qualified	2012	$120,010
	RBEP	2012	N/A
	MSSORP	2012	N/A
	SERP	2012	(17,327)
	TOTAL	2012	102,683

	Qualified	2011	$77,050
	RBEP	2011	N/A
	MSSORP	2011	N/A
	SERP	2011	(3,122)
	TOTAL	2011	$73,928
________
Consistent with financial calculations in the notes to the Company's consolidated financial statements filed with the Annual Report on Form 10-K for the fiscal years ending December 31, 2012, December 31, 2011 and December 31, 2010, it is assumed that the form of payment is a life annuity for the Salaried Retirement Income Plan (Qualified), the RBEP, and the SERP. It is assumed that the form of payment as of December 31, 2012 is 5 year installments (which are actuarially equivalent to the life annuity) for the NEO MSSORP participants. The 2012, 2011 and 2010 qualified plan limits of $250,000, $245,000 and $245,000, respectively, have been incorporated.

[a]
The amount listed in this column for Mr. Stephens and Ms. Edwards assumes that they will vest under the Barnes Group 2009 Deferred Compensation Plan and therefore would not be eligible to receive benefits under the RBEP. The amount listed in this column for Messrs. Milzcik and Dempsey assumes that they will vest under the MSSORP and therefore would not be eligible to receive benefits under the RBEP.

[b]
The net reduction in value for the SERP plan benefits in 2011 is a result of changes in qualified plan provisions that updated adjustment factors used to determine optional forms of payment. The optional form factors used now provide a lesser reduction. The overall value to the participant remains unchanged should the participant elect the 50% joint and survivor optional form of payment. The decrease in SERP is directly offset by the increase in the Qualified Plan. The net reduction in value for the SERP plan benefits in 2012 is a result of the elimination of plan eligibility for all participants not age 55 with 10 years of service as of April 1, 2012.

[7]	The compensation represented by the amounts for 2012 set forth in the All Other Compensation column for the NEOs is detailed in the following table:

Name andPrincipal Position	Year	Taxes Paid on All Other Compensation[a]	Personal Usage of Company Aircraft[b]	Life Insurance Premiums[c,d]	Deferred Compensation Plan[e]	Relocation[f]	Other[g]	All Other Perquisites[h]	Total

Gregory F. Milzcik President and Chief Executive Officer	2012	$64,090	$100,000	$84,957	$—	$—	$7,350	$4,447	$260,844
Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	2012	25,731	—	34,109	165,500	—	7,350	2,180	234,870
Patrick J. Dempsey Senior Vice President and Chief Operating Officer	2012	30,626	—	29,276	—	31,157	7,350	6,355	104,764
Claudia S. Toussaint Senior Vice President, General Counsel and Secretary	2012	6,524	—	9,317	62,523	—	7,350	2,500	88,214
Dawn N. Edwards Senior Vice President, Human Resources	2012	13,757	—	18,236	89,120	—	7,350	5,236	133,699
________

[a]	This column represents the reimbursement of taxes paid on eligible compensation included in the All Other Compensation table for the NEOs in accordance with the Company's policies and practices.

[b]
The value of the personal usage of the Company leased aircraft is based on the aggregate incremental cost to the Company which is based on actual payments made by the Company for the use of the aircraft for Mr. Milzcik.

[c]
Payments made under the SEELIP for Messrs. Milzcik, Dempsey, Stephens and Mses. Toussaint and Edwards. Upon Ms. Toussaint's rehire on June 19, 2012, she was precluded from re-entry into the SEELIP, and now participates in the EGTLIP. Under the SEELIP, the Company pays the premiums for the individual life insurance policies that are owned by the participants, with the life insurance coverage equal to four times base salary, and the Company pays the participating NEO's income tax liability arising from its payment of the premiums and taxes, therefore, incurring no out-of-pocket expense for the policies. The Company generally ceases to pay policy premiums on termination of employment, unless the NEO has attained age 62 and 10 years of service, in which case the Company continues to pay premiums and tax gross-ups in retirement.

[d]
Payments made under the EGTLIP for Ms. Toussaint. The SEELIP was closed to new or rehired executives effective April 1, 2011, and the Company established the EGTLIP for new NEOs and other eligible executives. Under the EGTLIP, the Company pays the premiums for individual life insurance policies that are owned by the participants, with the life insurance coverage equal to four times base salary. The employee owns the policy and is responsible for any tax liability (no tax gross-up) resulting from this program. The Company ceases to pay policy premiums on termination of employment.

[e]
The amount listed as deferred compensation for Mr. Stephens and Mses. Toussaint and Edwards includes employer contributions to the Barnes Group 2009 Deferred Compensation Plan. Ms. Toussaint forfeited her nonqualified deferred compensation balance on March 16, 2012 upon her resignation in accordance with the plan. Refer to the "Nonqualified Deferred Compensation Table" for further details of the plan.

[f]
Mr. Dempsey received relocation benefits consistent with Company policy and practices. The relocation costs included an allowance for incidentals, certain costs for the sale and purchase of his residences, and costs for the moving of household goods. In addition, Mr. Dempsey received a tax gross-up on all items considered to be taxable, which are reflected in the Taxes Paid on All Other Compensation column.

[g]	Consists of matching contributions made by the Company under the Retirement Savings Plan which is a plan generally available to most U.S. based employees, including the NEOs.

[h]
Included in All Other Perquisites are payments made for financial planning and tax preparation services for Messrs. Milzcik, Stephens, and Dempsey, and Ms. Toussaint; executive physical examinations for Messrs. Milzcik and Dempsey, and Ms. Edwards; spousal travel to a Company event for Mr. Stephens; and Company-paid office parking for Mr. Dempsey.

Grants of Plan-Based Awards in 2012

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) [3]	Exercise or Base Price of Option Awards ($/Sh)[4]	Grant Date Fair Value of Stock and Option Awards ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. Milzcik	2/8/2012								62,500	26.59000	599,937
	2/8/2012							33,800			898,742
	2/8/2012[2]				18,612	56,400	141,000				1,800,476
	[1]	166,875	667,500	2,002,500
C. Stephens, Jr.	2/8/2012								13,600	26.59000	130,546
	2/8/2012[5]							28,200			749,838
	2/8/2012							7,400			196,766
	2/8/2012[2]				4,059	12,300	30,750				392,657
	[1]	53,875	215,500	646,500
P. Dempsey	2/8/2012								13,000	26.59000	124,787
	2/8/2012							7,100			188,789
	2/8/2012[2]				3,894	11,800	29,500				376,695
	[1]	56,250	225,000	675,000
C. Toussaint[6]	6/19/2012								8,200	24.57000	72,734
	6/19/2012							20,500			503,685
	6/19/2012							4,400			108,108
	6/19/2012[2]				2,442	7,400	18,500				218,275
	[1]	32,780	131,121	393,362
D. Edwards	2/8/2012								6,300	26.59000	60,474
	2/8/2012							3,400			90,406
	2/8/2012[2]				1,848	5,600	14,000				178,771
	[1]	33,300	133,200	399,600
________

[1]
This row sets forth the range of the potential amounts payable under the Performance-Linked Bonus Plan. For 2012, Ms. Toussaint was paid under the MICP. As part of her rehire and reappointment to Senior Vice President, General Counsel and Secretary on June 19, 2012, Ms. Toussaint's cash incentive award was prorated for the number of days that she was employed by the Company in 2012.

[2]	This row set forth the range of the number of shares of Common Stock that could be issued under Relative Measure PSAs granted in 2012 under the Stock and Incentive Award Plan.

[3]	Stock options granted under the Stock and Incentive Award Plan are described in the “Outstanding Equity Awards at Fiscal-Year End” table.

[4]
Each option has an exercise price equal to the fair market value of Common Stock at the time of grant, as determined by the last trading price per share of Common Stock during regular trading hours on the grant date of the option.

[5]	Mr. Stephens received supplemental RSUs in 2012.

[6]
Ms. Toussaint's unvested stock options, Relative Measure PSAs, RSUs and performance share awards were forfeited upon her resignation from the Company on March 16, 2012. Ms. Toussaint was re-hired and reappointed Senior Vice President, General Counsel and Secretary on June 19, 2012 and received stock options, Relative Measure PSAs and RSUs at that time.

Discussion Concerning Grants of Plan-Based Awards Table

For a discussion regarding the Performance-Linked Bonus Plan and the Stock and Incentive Award Plan, please see the “Compensation Discussion and Analysis.” The vesting schedule for outstanding Relative Measure PSAs, RSUs, performance share awards and stock option awards are set forth in the footnotes to the table for “Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year End

The following table summarizes equity awards granted to the Company's NEOs that remain outstanding as of December 31, 2012:

			Option Awards				Stock Awards
Name	Notes	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date(16)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

G. Milzcik	3	2/8/2012		62,500	$26.59000	2/8/2022
	3	2/9/2011	40,268	80,532	$20.69000	2/9/2021
	3	2/8/2010	113,734	56,866	$15.26500	2/8/2020
	3	2/10/2009	227,900		$11.45000	2/10/2019
	3	7/24/2008	43,715		$24.39500	7/24/2018
	3	2/13/2008	45,500		$26.38005	2/13/2018
	3	2/14/2007	54,600		$22.33500	2/14/2017
	3	10/19/2006	247,524		$20.21000	10/19/2016
	7	2/8/2012					33,800	$759,148
	6	2/8/2012							56,400	$1,266,744
	9	2/9/2011					43,800	$983,748
	6	2/9/2011							43,800	$983,748
	10	2/8/2010					31,268	$702,279
	11	2/10/2009					18,981	$426,313
	12	7/24/2008					1,821	$40,900

C. Stephens, Jr.	3	2/8/2012		13,600	$26.59000	2/8/2022
	3	2/9/2011	6,701	13,399	$20.69000	2/9/2021
	3	2/8/2010	14,934	7,466	$15.26500	2/8/2020
	3	2/10/2009	25,000		$11.45000	2/10/2019
	7	2/8/2012					7,400	$166,204
	8	2/8/2012					28,200	$633,372
	6	2/8/2012							12,300	$276,258
	9	2/9/2011					7,300	$163,958
	6	2/9/2011							7,300	$163,958
	10	2/8/2010					5,394	$121,149
	11	2/10/2009					2,097	$47,099

P. Dempsey	3	2/8/2012		13,000	$26.59000	2/8/2022
	3	2/9/2011	5,467	10,933	$20.69000	2/9/2021
	3	2/8/2010	16,401	8,199	$15.26500	2/8/2020
	3	2/10/2009	28,466		$11.45000	2/10/2019
	4	2/14/2007	73,000		$22.33500	2/14/2017
	3	2/14/2007	25,000		$22.33500	2/14/2017
	3	2/15/2006	15,000		$18.62750	2/15/2016
	7	2/8/2012					7,100	$159,466
	6	2/8/2012							11,800	$265,028
	9	2/9/2011					5,900	$132,514
	6	2/9/2011							5,900	$132,514
	10	2/8/2010					5,927	$133,120
	11	2/10/2009					3,563	$80,025
	13	2/10/2009					17,440	$391,702

C. Toussaint	3	6/19/2012		8,200	$24.57000	6/19/2022
	14	6/19/2012					4,400	$98,824
	15	6/19/2012					20,500	$460,430
	6	6/19/2012							7,400	$166,204

			Option Awards				Stock Awards
Name	Notes	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date(16)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

D. Edwards	3	2/8/2012		6,300	$26.59000	2/8/2022
	3	2/9/2011	4,501	8,999	$20.69000	2/9/2021
	3	2/8/2010	10,467	5,233	$15.26500	2/8/2020
	5	8/3/2009	10,700		$15.02000	8/3/2019
	3	2/10/2009	4,733		$11.45000	2/10/2019
	3	2/13/2008	6,150		$26.38005	2/13/2018
	3	2/14/2007	5,700		$22.33500	2/14/2017
	7	2/8/2012					3,400	$76,364
	6	2/8/2012							5,600	$125,776
	9	2/9/2011					4,800	$107,808
	6	2/9/2011							4,800	$107,808
	10	2/8/2010					3,796	$85,258
	11	8/3/2009					899	$20,192
________

[1]
Stock option grants awarded from 2006 to 2010 represents the mean between the highest and the lowest stock price of a share of Common Stock on the grant date of the option. Stock option grants awarded in 2011 represents the last trading price during regular trading hours per share of Common Stock during regular trading hours on the grant date.

[2]	On December 31, 2012, the last trading day of fiscal year, the closing market value of the Common Stock was $22.46.

[3]	The option vests at 33.34% on the eighteenth month and 33.33% on each of the thirtieth and forty-second month anniversaries of the grant date.

[4]	The option vests at 33.334% on August 14, 2009 and 33.333% on August 14, 2010 and August 14, 2011.

[5]	The option vests at 33.334% on August 10, 2010 and 33.333% on August 10, 2011 and August 10, 2012.

[6]	The Relative Measure PSA vests on the third anniversary of the grant date subject to the achievement of performance goals.

[7]	The RSU vests one-third on August 8, 2013, August 8, 2014 and August 8, 2015.

[8]	The RSU vests one-third on February 8, 2014, February 8, 2015 and February 8, 2016.

[9]	The RSU vests one-third on August 9, 2013, August 9, 2014 and August 9, 2015.

[10]	The RSU vests at 33.4% on February 8, 2011 and 33.3% on February 8, 2012 and February 8, 2013.

[11]	The RSU vests at 33.4% on August 10, 2011 and 33.3% on August 10, 2012 and August 10, 2013.

[12]	The RSU vests at 33.34% on January 24, 2011 and 33.33% on January 24, 2012 and January 24, 2013.

[13]	The RSU vests at 20% on February 10, 2012 and February 10, 2013 and 60% on February 10, 2014.

[14]	The RSU vests at 33.4% on December 19, 2013 and 33.3% on December 19, 2014 and December 19, 2015.

[15]	The RSU vests at 25% on June 19, 2014 and June 19, 2015 and 50% on June 19, 2016.

[16]	The options terminate 10 years after the grant date.

Option Exercises and Stock Vested

The following table provides information on the value realized by each of the NEOs as a result of the exercise of stock options and stock awards that vested during fiscal year 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
G. Milzcik	0	$—	55,868	$1,417,716
C. Stephens, Jr.	25,000	284,975	7,493	193,343
P. Dempsey	35,392	476,976	14,866	383,584
C. Toussaint	12,734	86,888	4,498	121,827
D. Edwards	9,467	154,663	4,695	122,314
________

[1]	Amount reflects the difference between the exercise price of the option and the market value at the time of exercise.

[2]	Amount reflects the market value of the stock on the day the stock vested.

Pension Benefits

The following table sets forth pension or other benefits providing for payment at, following, or in connection with retirement granted or accrued to the Company's NEOs in 2012:

Pension Benefits Table

Name and Principal Position	Plan Name	Number of Years of Credited Service (12/31/2012)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year

Gregory F. Milzcik President and Chief Executive Officer	Qualified	13.500	$624,534	$—
	RBEP	13.500	N/A	$—
	MSSORP	13.500	$5,760,582	$—
	SERP	13.500	N/A	$—
Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	Qualified	3.917	$130,861	$—
	RBEP	3.917	N/A	$—
	MSSORP	3.917	N/A	$—
	SERP	3.917	N/A	$—
Patrick J. Dempsey Senior Vice President and Chief Operating Officer	Qualified	12.167	$410,118	$—
	RBEP	12.167	N/A	$—
	MSSORP	12.167	$1,087,500	$—
	SERP	12.167	N/A	$—
Claudia S. Toussaint Senior Vice President, General Counsel and Secretary	Qualified	2.333	$87,387	$—
	RBEP	2.333	44,951	$—
	MSSORP	2.333	N/A	$—
	SERP	2.333	N/A	$—
Dawn N. Edwards Senior Vice President, Human Resources	Qualified	14.250	$367,507	$—
	RBEP	14.250	N/A	$—
	MSSORP	14.250	N/A	$—
	SERP	14.250	N/A	$—
________

[1]
All assumptions are as detailed in the notes to the consolidated financial statements for the fiscal year ended December 31, 2012, including a discount rate of 4.25% with the exception of the following:

•	Retirement age for all plans is assumed to be the later of unreduced retirement age, as defined by each plan, or age as of December 31, 2012.

•	No pre-retirement mortality, disability, or termination is assumed.

[2]
Consistent with financial disclosure calculations, it is assumed that the form of payment is a life annuity for the Salaried Retirement Income Plan ("Qualified"), the RBEP and the SERP. It is assumed that the form of payment for NEO MSSORP participants is 5-year installments (which are actuarially equivalent to the life annuity).

[3]	The 2012 qualified plan compensation limit of $250,000 has been incorporated.

[4]
The terms of the RBEP plan document, as amended and restated effective February 8, 2010, the terms of the MSSORP plan document, as amended and restated effective January 1, 2009, and the terms of the SERP plan document, as restated effective February 8, 2010 and as amended and restated effective April 1, 2012, have been reflected in the December 31, 2012 SEC disclosure tables. Subsequent amendments as of December 30, 2009 to the MSSORP plan document are likewise reflected in the December 31, 2012 SEC disclosure tables.

[5]	Internal Revenue Code Section 415 limits are not reflected for these calculations. Note that the limits would only affect the distribution of amounts between the qualified and non-qualified plans.

Discussion Concerning Pension Benefits Table

We provide benefits to our NEOs under the following four pension plans:

•	Salaried Retirement Income Plan ("Qualified Plan");

•	Supplemental Executive Retirement Plan ("SERP");

•	Retirement Benefit Equalization Plan ("RBEP"); and

•	Modified Supplemental Senior Officer Retirement Plan ("MSSORP").

The Qualified Plan is a broad-based tax-qualified defined benefit pension plan. The SERP, the RBEP and the MSSORP are non-tax-qualified supplemental executive retirement plans that provide more generous benefits than are available under the Qualified Plan to certain designated employees and senior level officers, including our NEOs.

Salaried Retirement Income Plan

The Qualified Plan is a defined benefit pension plan designed to provide income after retirement to eligible employees and their beneficiaries. All NEOs participate in the Qualified Plan.

Under the Qualified Plan, each eligible employee receives credit for benefit accrual and vesting purposes equal to the number of full months elapsed from the date the employee becomes a participant until the date the participant is no longer employed by the Company. The formula for benefit purposes ranges from 0.5% to 2.5% of a participant's highest 5 consecutive years of covered compensation (which generally includes base salary). A participant is 100% vested after 5 years of service. Benefits are generally structured to be paid upon retirement.

The normal retirement date under the Qualified Plan is the first day of the month following (1) a participant's 65th birthday or (2) if hired after age 60, the month the participant achieves 5 years of service. Participants are eligible for early retirement if they have completed 10 years of vesting service and have reached age 55. A participant whose employment terminates before he or she is eligible to retire on account of normal or early retirement but who has otherwise met the vesting requirements of the Qualified Plan is entitled to a deferred vested retirement benefit.

In 2006, the benefit formula for calculating benefits under the Qualified Plan was changed for credited service earned on and after January 1, 2007. The following table shows the calculation of the basic retirement benefit for credited service earned as of December 31, 2006 under the prior formula, and for credited service earned on and after January 1, 2007:

	Benefit Accrual Rate
	For Credited Service Earned as of 12/31/2006	For Credited Service Earned on and after 1/1/2007
Final Average Earnings up to Covered Compensation times Credited Service up to 25 years times	1.85%	1.5%
Plus
Final Average Earnings above Covered Compensation times Credited Service up to 25 years times	2.45%	2.0%
Plus
Final Average Earnings times Credited Service over 25 years times	0.5%	0.5%

“Final Average Earnings” is the average of a participant's highest 5 consecutive years' compensation within the 10 years before retirement or termination of employment with the Company. Compensation includes all earnings paid to the participant as reported to the IRS on the participant's Form W-2, but excludes overtime pay, bonuses, director's fees, reimbursed expenses and any other additional form of earnings, including contributions made to or under any other form of benefit plan (e.g., a 401(k) or profit sharing plan). The 2012 qualified plan compensation limit is $250,000.

“Covered Compensation” is the average annual earnings used to calculate a participant's Social Security benefit. Covered Compensation is based on the year in which a participant reaches his or her Social Security retirement age. It assumes that the participant will earn the maximum amount taxable by Social Security up to that time. Covered Compensation for a participant who reached age 65 and retired in 2012 was $66,000.

“Credited Service” is the total time a participant spends working at the Company that counts toward his or her pension benefit. Credited Service most often is the number of months the participant works for the Company.

The basic retirement benefit is reduced by the monthly amount of income payable to the participant attributable to employer contributions under any other tax-qualified defined benefit pension plan under which the participant receives credit for service which also constitutes credited service under the Qualified Plan.

The normal retirement benefit of a participant will be his or her basic retirement benefit as determined above multiplied by 100% (minus any percentage attributable to the cost of a pre-retirement survivor annuity, if applicable) and multiplied by (a) the actuarial equivalent factor of the normal form of benefit for the participant or (b) the actuarial equivalent factor of any optional form of retirement benefit provided for under the Qualified Plan that the participant elects to receive instead of the normal form. Optional forms of benefit include Contingent Annuity of 25%, 50%, 75% or 100%, 120 Months Certain and Life Option, Level Income Option, and Level Income and Contingent Annuity Option.

Supplemental Executive Retirement Plan

The SERP provides supplemental pension benefits to select employees and certain officers of the Company.  Participants must have both attained age 55 and completed 10 years of credited service to be vested in the SERP. The SERP was amended to terminate participation for all individuals who are not receiving benefits under the SERP or vested thereunder as of April 1, 2012. None of our NEOs were retirement eligible as of April 1, 2012 and therefore none of them will receive SERP benefits upon retirement.

The benefit payable under the SERP is a monthly supplemental annuity equal to (a) minus (b), where:

(a)
equals the sum of: (i) the monthly retirement income payable to the participant if he or she elected a straight life annuity under the Qualified Plan, and (ii) if the participant is also a participant in the MSSORP, the monthly retirement income payable to the participant if he or she elected a straight life annuity under the MSSORP; or if the participant is also a participant in the RBEP, the monthly retirement income payable to the participant if he or she elected a straight life annuity under the RBEP; and

(b)
equals the sum of: (i) the monthly pension benefits to which the participant is entitled pursuant to the Qualified Plan were he or she to elect the 50% contingent pensioner form of annuity, naming such spouse or former spouse as contingent pensioner, and irrespective of whether or not the participant in fact elects the 50% contingent pensioner form of annuity under the Qualified Plan, and (ii) if the participant is also a participant in the MSSORP or RBEP, the monthly pension benefits to which the participant is entitled pursuant to the MSSORP or RBEP, as applicable, were he or she to elect the 50% contingent pensioner form of annuity, naming such spouse or former spouse as contingent pensioner, and irrespective of whether or not the participant in fact elects the 50% contingent pensioner form of annuity under the MSSORP or RBEP.

The SERP takes into account base salary for purposes of determining the benefits accrued under the plan. For purposes of the SERP, a contingent pensioner is a person who will receive annuity payments under the Qualified Plan after the death of the applicable participant.

Retirement Benefit Equalization Plan

The RBEP provides supplemental benefits for participants in the Qualified Plan whose benefits are limited by statute or the Internal Revenue Code. For example, the Internal Revenue Code Section 415 limit (i.e. the annual contribution limit to a defined contribution plan ($50,000 through December 31, 2012) and the annual benefits payable from defined benefit plans ($200,000 through December 31, 2012)) and the Internal Revenue Code Section 401(a)(17) limit (i.e., earnings taken into account for tax-qualified plan purposes ($250,000 through December 31, 2012)). All NEOs are eligible to participate in the RBEP. Generally, the RBEP is structured to pay the participants the difference between the benefits paid under the Qualified Plan and what the participant would have received but for the statutory limitations described in the Qualified Plan. The RBEP takes into account base salary for purposes of determining the benefits accrued under the plan.

Modified Supplemental Senior Officer Retirement Plan

The MSSORP provides supplemental retirement benefits to selected employees of the Company including the following NEOs: Messrs. Milzcik and Dempsey. The MSSORP was closed to new participants on December 31, 2008 and replaced by the DC Plan.

The MSSORP provides certain early or normal retirement benefits to participants as follows. The normal retirement benefits under the MSSORP are equal to (a) minus the sum of (b), (c) and (d), where:

(a)	equals 55% of the participant's final average compensation multiplied by the ratio (not to exceed 1.0) of his or her credited service to 15;

(b)	equals the participant's Qualified Plan benefit;

(c)	equals the participant's Social Security benefit; and

(d)	equals the participant's prior employer benefit.

The early retirement benefits under the MSSORP are equal to (a) minus the sum of (b), (c) and (d), where:

(a)
equals 55% of the participant's final average compensation (which generally includes base salary and annual incentive compensation) multiplied by the ratio (not to exceed 1.0) of his or her credited service to the greater of 15 years or the credited service the participant would have completed had credited service continued to age 62 multiplied by a percentage factor (less than 100%) based on the participant's age at the time that benefits commence;

(b)	equals the participant's Qualified Plan benefit as of such date;

(c)	equals the participant's Social Security benefit; and

(d)	equals the participant's prior employer benefit multiplied by the same percentage factor based on the participant's age used in the calculation of (a).

The MSSORP is structured to cover any gaps of coverage under the Qualified Plan, SERP and RBEP up to 55% of a participant's final average compensation. This is because when an individual becomes eligible for the MSSORP, a portion of the benefits are based on amounts earned and vested under the Qualified Plan, SERP and RBEP, which all vest prior to the MSSORP benefits.

“Final average compensation” has the same meaning as Final Average Earnings under the Qualified Plan except that “final average compensation” is not subject to the IRS qualified plan compensation limits. In addition, “final average compensation” includes bonuses. The “Qualified Plan benefit” is the annual pension benefit payable as a single life annuity upon the participant's actual retirement date, excluding any portion of such annual pension benefit attributable to any period after, or any compensation earned after, the participant has a “separation from service” within the meaning of Internal Revenue Code Section 409A. “Social Security benefit” means the participant's annual Social Security benefit. “Prior employer benefit” means any benefit paid or payable by any prior employer of the participant.

For participants who had attained age 55 as of January 1, 2009, distributions are made in the form of an annuity. For participants who had not attained age 55 as of January 1, 2009 (currently, all NEOs that participate in the plan), distributions generally are made in 5 installments over a 4-year period following retirement; provided, however, that if the participant terminates employment before attaining age 55, the participant is instead entitled to benefits under the RBEP.

Nonqualified Deferred Compensation

The following table sets forth information with regard to defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax qualified by the Company's NEOs in 2012:

Nonqualified Deferred Compensation Table for 2012

Name	Aggregate Beginning Balance in Last Fiscal Year	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End[1]
Gregory F. Milzcik President and Chief Executive Officer	$—	$—	$—	$—	$—	$—

Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	212,453	—	165,500	30,552	—	408,505

Patrick J. Dempsey Senior Vice President and Chief Operating Officer	—	—	—	—	—	—

Claudia S. Toussaint Senior Vice President, General Counsel and Secretary	72,467	—	62,523	7,338	—	—

Dawn N. Edwards Senior Vice President, Human Resources	81,525	—	89,120	13,799	—	184,444

_______

[1]	Ms. Toussaint forfeited her nonqualified deferred compensation balance on March 16, 2012 upon her resignation in accordance with the plan.

The Barnes Group 2009 Deferred Compensation Plan (“DC Plan”) was authorized by the Company's Board of Directors in July 2009 effective September 1, 2009. Officers of the Company who were elected or appointed on or after January 1, 2009 until April 1, 2012 when the DC Plan was closed to any new or rehired otherwise eligible executive, were at the Board of Directors' discretion, eligible to participate in the DC Plan. The DC Plan replaced the MSSORP which was closed to new participants as of December 31, 2008. Mr. Stephens and Ms. Edwards are the only NEOs that participate in the DC Plan.

There are no participant contributions to the DC Plan; rather, for each DC Plan participant, the Company credits an annual hypothetical contribution equal to 20% of the compensation above the Internal Revenue Code Section 401(a)(17) limit (i.e., earnings taken into account for tax-qualified plan purposes, currently $250,000) or such other amount determined by the Compensation Committee. The hypothetical contributions credited are adjusted according to the performance of investment options provided under the DC Plan. Each participant in the DC Plan determines from the investment options available how his or her fund will be invested. The DC Plan provides most of the same investment options as the Barnes Group Retirement Savings Plan. Subject to the Company's amendment and termination rights and other DC Plan and trust provisions, participants generally vest upon attaining the age of 55 and 10 years of service; provided that the Board of Directors may reduce the required years of service to five years for any given participant; and provided further that, for death and defined disabilities, vesting occurs if a participant is at least 55 with five years of service. Distributions under the DC Plan generally are made in five installments over a four-year period. If, at separation from service or death, a participant has satisfied the age and service conditions for the payment of a benefit under the DC Plan, a benefit under the RBEP will not be paid to the participant. As of December 31, 2012 if Mr. Stephens was not a participant in the DC Plan, the present value of his accumulated benefit under the RBEP would be $102,635. As of December 31, 2012 if Ms. Edwards was not a participant in the DC Plan, the present value of her accumulated benefit under the RBEP would be $3,736. The amount that the Company contributes under the DC Plan is also included in the "All Other Compensation" column of the Summary Compensation Table for Mr. Stephens and Mses. Toussaint and Edwards.

Termination Provisions of Employment and Severance Arrangements

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the NEOs in the event of a termination of employment or a change in control of the

Company. The key provisions of those arrangements are described below, and then the values of potential payments that would be due if termination of employment or a change in control occurred on December 31, 2012 are set forth in the tables following the description.

Employment Agreement with Mr. Milzcik

On December 13, 2006, we entered into an employment agreement with Mr. Milzcik which was effective as of October 19, 2006, the date he became the Company's President and Chief Executive Officer, which was subsequently amended as of December 31, 2007, as of December 31, 2008 and as of January 19, 2009 (collectively, the “employment agreement”). The employment agreement provides for Mr. Milzcik's employment through October 19, 2013 and for automatic annual extensions and successive three-year terms unless either party provides 90 days prior written notice that the employment agreement will not be extended. In no event will his employment term automatically extend beyond October 19 of the calendar year in which he attains age 65. The terms of the employment agreement that relate to termination and change in control are described below.

If Mr. Milzcik's employment is terminated by us other than for cause, death or disability, or by Mr. Milzcik for good reason, he will receive:

•	Two-year continuation of his salary as of the date of termination;

•	Two-year continuation of then provided welfare benefits (to the extent continuation is permitted under the Company's plans);

•
All benefits, if any, he is entitled to under all of the Company's programs (excluding severance pay or salary continuation programs) providing benefits after termination (“Accrued Post-Employment Benefits”);

•	The annual bonus for the prior completed fiscal year, if as of the termination date such annual bonus has not yet been paid;

•
The prorata portion of any annual bonus for the calendar year in which the termination occurs that would have been paid had his employment continued; provided that the Compensation Committee maintains its rights under the bonus plan to exercise negative discretion in determining the amount of the bonus; and

•	Annual payment for two years following termination of an amount equal to his target bonus in effect for the year of termination.

In addition, (a) all outstanding options to purchase Common Stock held by Mr. Milzcik and granted on or after October 19, 2006 will continue to vest during the two-year period and will remain exercisable for the lesser of the term of the option and one year following the expiration of the two-year period, and (b) outstanding RSUs or performance shares or performance unit awards granted on or after October 19, 2006 will vest as of the termination date to the extent such awards would have vested in accordance with their regular vesting schedule if his employment had continued for the two-year period and, in the case of performance shares or units with performance periods beginning on or before January 1, 2009, as if the applicable performance goal had been achieved at the target; performance shares or performance unit awards with performance periods beginning after January 1, 2009 will vest if and when they would otherwise vest in accordance with the performance goals, based on actual performance, prorated through the second anniversary of Mr. Milzcik's termination date.

In the event of a change in control, all outstanding stock options, RSUs and performance share or performance unit awards then held by Mr. Milzcik that were granted on or after October 19, 2006 that are not then vested will immediately become vested and, in the case of performance shares or performance units, as if the applicable performance goals were achieved at the target level of performance.

Termination by us without cause or by Mr. Milzcik for good reason within two years after a change in control entitles him to the same severance arrangements as a normal severance without cause, except his severance payments will be paid in a lump sum on the first day of the seventh month after the termination date, he will receive a prorated bonus for the year of severance, and the bonus component of his severance benefit will be based on the higher of (i) the target bonus in the year of termination, or (ii) the average of the last three bonuses paid to him. Any termination or change in control payments to be made under the employment agreement may be delayed or deferred by us to comply with applicable laws, regulations and stock exchange rules, including Internal Revenue Code Section 409A. Any amounts deferred to comply with Section 409A shall bear interest for the period of the deferral at the applicable federal rate. In the event of a change in control transaction, the actual change in control of the Company is the triggering event.

For purposes of Mr. Milzcik's employment agreement, “good reason” termination generally includes a termination by Mr. Milzcik for: (i) a material, adverse change in title, position, duties, responsibilities or reporting relationships, (ii) a reduction in salary or failure to pay compensation, (iii) greater than a 50-mile change in the location of Company executive offices, (iv) the assignment of duties inconsistent with status as CEO, (v) the failure to follow procedures in a termination for “cause”, (vi) a notice by the Company that the employment term will not be extended, (vii) the Company does not nominate or use best efforts to have the CEO re-elected to the Board of Directors, or (viii) another material breach of the employment agreement.

If his employment is terminated by us for cause or by Mr. Milzcik other than for good reason, we will pay him his earned and unpaid salary and any Accrued Post-Employment Benefits as of the termination date.

In the event of termination due to death or disability, we will pay Mr. Milzcik's earned and unpaid salary and any Accrued Post-Employment Benefits as of the termination date and provide him or his beneficiary, as applicable, the compensation and benefits made available generally to our executive officers in the event of death or disability under the terms and conditions of our plans, policies, programs or arrangements applicable to executive officers.

Following termination of employment, Mr. Milzcik has agreed not to compete with the Company for two years, or solicit our customers for two years or our employees for three years, and to abide by confidentiality, non-disparagement and trade secrets covenants in perpetuity.

The multiples of salary and other benefits payable to Mr. Milzcik upon a termination event or a change in control as specified in his employment agreement are the result of negotiation between the Compensation Committee and Mr. Milzcik. In connection with the negotiations, the Compensation Committee was advised by its compensation consultant as to such terms provided to chief executive officers of similar ability and experience at comparable companies. In addition, the termination multiples of the components of compensation were generally the same as those contained in the employment agreement of the previous Chief Executive Officer of the Company. In agreeing to such terms on behalf of the Company, the Compensation Committee believed that such terms were in line with those provided to other such executives at comparable companies, and were consistent with the best interests of the Company's stockholders as such terms constitute an appropriate and meaningful inducement for Mr. Milzcik to devote himself for the foreseeable future to the success of the Company. The Compensation Committee also believes that the Company's change in control arrangements for Mr. Milzcik help assure that he will act in the best interest of the stockholders in any proposed merger or acquisition transaction, even if he might face possible termination of employment as a result of such a transaction.

To the extent that any payment or distribution to Mr. Milzcik is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, his employment agreement provides that total payments to Mr. Milzcik will be reduced (but not below zero) if and to the extent that a reduction in the total payments would result in Mr. Milzcik retaining a larger amount, on an after-tax basis, than if he received the entire amount of such payments. Mr. Milzcik does not receive a tax gross-up for any taxes as a result of golden parachute payments.

Severance Agreement

Other than Mr. Milzcik who is covered by his employment agreement, all of our NEOs are eligible for certain severance benefits in connection with a change in control or a separation from service following a change in control under the terms of a severance agreement. Generally, our severance agreements are based on the same form agreement. The term of each severance agreement is one year with an automatic annual extension commencing on each January 1, unless the Company or the NEO provides written notice not later than September 30 of the preceding year of a determination not to extend the severance agreement. However, if a change in control occurs during the term of the severance agreement, the term will expire no earlier than 24 months after the month in which the change in control occurs. The Compensation Committee believes that the Company's severance agreements for its NEOs help assure that the NEOs will act in the best interest of the stockholders in any proposed merger or acquisition transaction, even if they might face possible termination of employment as a result of such a transaction.

All rights of Mr. Milzcik upon a change in control are governed exclusively by his employment agreement (and not his severance agreement).

The severance agreements provide, among other things, that upon the occurrence of a change in control, NEOs are entitled to a cash payment equal to a prorated target annual bonus for the year in which the change in control occurs which will be credited against any annual bonus or incentive award that each NEO is otherwise entitled to receive with respect to such year. Also, upon the occurrence of a change in control, each NEO will become fully vested in all options and other stock-based awards granted up through the 2010 fiscal year.

In addition, if, following a change in control and during the applicable term of the severance agreement, an NEO's employment is involuntarily terminated other than for cause or if the NEO voluntarily terminates employment for good reason, then each NEO is entitled to certain severance payments and benefits conditioned upon executing a release. These payments and benefits generally consist of the following:

•
An amount equal to two times the most recent base salary and two times the highest of (i) the annualized average bonus for up to three years prior (or such annualized year if applicable) to the (a) separation from service; or (b) change in control; or (ii) the target bonus for the year in which the separation from service occurs;

•	Cash payment equal to a prorated target bonus for the year in which the separation from service occurs (less any prorata bonus previously paid for the same period);

•
Twenty-four months of additional age credit, benefit accruals and vesting credit under the Company's non-qualified and qualified retirement plans, with the resulting benefits payable either at the times provided by such plans or in an actuarially equivalent lump sum on March 1 of the year following the year in which the date of termination occurs;

•	Twenty-four months of continued financial planning assistance at the Company's expense;

•
Twenty-four months continued participation in any welfare plans of the Company (including medical, dental, death, disability, and the Company's SEELIP, if applicable) in which the NEO was participating at the time of termination of employment or change in control; and

•	An additional payment each month during the 24 month period to gross-up the NEO for all taxes due on the medical and dental benefits payable under the severance agreement.

For purposes of the severance agreements, “good reason” generally includes a termination by an NEO, subject to an applicable cure period, for: (i) the assignment of any duties materially inconsistent with the NEO's status as an executive officer or a material adverse alteration in the nature or status of the NEO's responsibilities from such responsibilities in effect prior to the change in control, (ii) a reduction in the annual base salary of more than 5% or $20,000, (iii) greater than a 50-mile change in the location of Company executive offices, and (iv) the failure to follow procedures in a termination for “cause.”

If, during the term of the severance agreement following a change in control, the Company disputes that an NEO's employment has been involuntarily terminated other than for cause or that the NEO terminated employment for good reason, the Company may be obligated under the severance agreement to continue to pay the executive salary, bonus, benefits and perquisites as described above for the balance of the term of the severance agreement, in addition to the payments and benefits described above.

If an NEO becomes entitled to health, welfare, pension and other benefits of the same type as referred to above during the 24-month period following employment termination, the Company will stop providing these benefits and the NEO may be obligated to repay a portion of any benefits that were previously paid as described above in a lump sum.

The severance agreement also provides that, if any payment or benefit would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the severance payments and benefits to the executive will be reduced if and to the extent that reducing the payments and benefits would result in the executive's retaining a larger amount, on an after-tax basis, than if he or she received the entire amount of such payments and benefits and paid the applicable excise tax (i.e. the Company does not provide a tax gross-up for any excise taxes as a result of change in control benefits).

Except in the case of Mr. Milzcik, whose rights in the event of a change in control are generally governed by his employment agreement, the severance (change in control) agreement supersedes any other agreements and plans that apply in the event that the executive's employment with us is terminated following a change in control without cause or by the executive for good reason. The superseded agreements include the Barnes Group Inc. Executive Separation Pay Plan described below.

Barnes Group Inc. Executive Separation Pay Plan

During 2012, Messrs. Dempsey and Stephens and Mses. Toussaint and Edwards were each covered by the Executive Separation Pay Plan. Mr. Milzcik's employment agreement, which is summarized above, supersedes the Executive Separation Pay Plan with respect to the payments and benefits he would be entitled to receive upon termination from the Company. The Executive Separation Pay Plan provides for severance payments and benefits to an eligible executive who experiences an involuntary separation from service without cause provided that, after December 31, 2008, such separation is not covered by a severance agreement. No payments or benefits are made to an executive whose employment is terminated due to misconduct of any type, including, but not limited to, violation of Company rules or policies or any activity which results in conviction of a felony or if the employment termination is a result of the sale of a business unit of the Company and the employee is offered employment by the purchaser within 30 days after the closing of the sale, in a comparable position and for substantially equivalent compensation and benefits as before the sale.

Under the Executive Separation Pay Plan, a terminated eligible NEO is entitled to minimum severance of one month's base salary or the amount of accrued vacation pay, whichever is greater. In order to receive the higher severance benefit of 12 months' salary continuation plus accrued vacation pay, the eligible NEO must execute a release of claims acceptable to us. The salary portion is to be paid on regular payroll dates but payments may be delayed until six months after separation from service if necessary to comply with Internal Revenue Code Section 409A. The vacation pay portion is to be paid in a lump sum. During the severance period, benefits will continue to be provided pursuant to medical, dental, flexible benefit and premium payments and benefits under the SEELIP, Enhanced Life Insurance Program or EGTLIP will be continued for NEOs.

Retirement Plans

The amount and form of pension benefits that would be paid upon a qualifying retirement under our Qualified Plan, the SERP, the RBEP and the MSSORP are disclosed in the Pension Table above and the accompanying discussion. Any additional retirement benefits that would be payable in the event of termination of employment or a change in control are shown in the “Potential Payments Upon Termination or Change in Control” table below.

Stock Options

The following is a discussion of the standard terms of stock options with respect to various types of termination of employment and in the event of a change in control, although these terms do vary by agreement and by person. Special provisions that apply to Mr. Milzcik's stock options are described above under “Employment Agreement with Mr. Milzcik."

If the holder's employment terminates other than by reason of death, disability or retirement or for cause, (i) the portion of the stock options that are exercisable as of the termination date will terminate; provided, however, if the employee is terminated by the Company without cause, the stock options that were exercisable as of the termination date will remain exercisable for one year from the date of termination and (ii) the portion of the stock options that have not become exercisable will be forfeited. If the holder's employment terminates due to death or disability, the portion of the stock options that are not exercisable will immediately become exercisable and the stock options will be exercisable for a year after the termination date. If the holder's employment terminates by reason of retirement at the age of 62 or later with a minimum of five years of service, the portion of the stock options that are not yet exercisable on the retirement date will continue to become exercisable for up to one year after the retirement date so long as the holder executes a covenant not to compete, and up to five years if the holder also executes a release of claims. If the holder's employment is terminated for cause, all outstanding stock options will terminate. Upon a change in control, all stock options granted through 2012 will vest.

Restricted Stock Unit Awards

The following is a discussion of the standard terms of RSUs with respect to various types of termination of employment and in the event of a change in control, although these terms do vary by agreement and by person. Special provisions that apply to Mr. Milzcik's RSUs are described above under "Employment Agreement with Mr. Milzcik.”

If the holder's employment terminates, other than due to death or disability or retirement, the unvested portion of the award terminates. If the holder's employment is terminated due to death or disability, the unvested portion of the award vests in full. For RSUs granted prior to 2011, if the holder's employment terminates by reason of retirement, the unvested portion of the award may continue to vest if the holder executes a covenant not to compete and release of claims. For RSUs granted in 2011 or later, if the holder's employment terminates by reason of retirement (so long as there is no cause), and if at least two years have passed since the grant date, then the portion of any RSUs that did not become non-forfeitable before the date of separation from service by retirement will become non-forfeitable on that date. If the holder's employment is terminated for cause, the unvested portion of the award terminates. If there is a change in control, any unvested RSUs granted through 2010 will accelerate and become vested. For any grants made in 2011 or later, if termination occurs within two years of the change in control and, in addition, there is a termination by the Company without cause, termination by the employee with good reason,or termination on account of death, disability or retirement, then any unvested RSUs will become vested.

Performance Share Awards

The following is a discussion of the standard terms of performance share awards with respect to the various types of termination of employment and in the event of a change in control, although these terms may vary by agreement and by person. Special provisions that apply to Mr. Milzcik's performance share awards are described above under "Employment Agreement with Mr. Milzcik.”

For EPS PSAs, if a holder's employment terminates due to death or disability prior to the end of the performance year, then the holder earns for the performance year in which the termination occurs the number of awards that would have been earned in the year as if the holder were employed through the end of the performance year, except if there is a change in control in that year in which case the maximum number that could be earned in that year will be earned. If a holder's employment terminates for any other reason, then all awards not earned as of the termination date terminate. If there is a change in control before the last day of the award period, the target number of EPS PSAs granted through 2010 will be deemed earned immediately. No EPS PSAs were granted after 2010.

For Relative Measure PSAs, if a holder's employment terminates due to death or disability before the completion of a three-year performance cycle, a prorated payout will be made at the target level as soon as administratively feasible. In the event of involuntary termination not for cause, for grants made during 2011, a prorated number of shares earned on the basis of plan performance will be made at the end of the three-year cycle. In the event of involuntary termination not for cause, for grants made during 2012, a prorated number of shares earned on the basis of plan performance will be made at the end of the three-year cycle only if at least one-year of employment has occurred from the grant date until the termination date. If a holder's employment terminates for any other reason, then all Relative Measure PSAs not earned as of the termination date terminate.

If there is a change in control during the three year performance cycle, vesting of Relative Measure PSAs based on actual performance will occur for full years that have been completed. Payout will be at target for any remaining period. Payout in advance of the normally scheduled interval would be accelerated after a change in control only if a loss of employment not for cause or good reason termination occurred subsequent to the change in control.

EPS Performance Unit Awards

In the event of a change in control of the Company, EPS PUPs will immediately become vested as if the applicable performance goals were achieved and the holder will be paid cash in settlement of the awards on the date on which the change in control occurs. In the event of a voluntary termination, involuntary termination with or without cause or a qualified retirement prior to the end of the year, the holder forfeits all unearned EPS PUPs. In the event of termination due to death or disability prior to the end of the year, any EPS PUPs earned in the year of such termination shall be paid and the reminder shall be forfeited. No EPS PUPs were granted after 2010.

Annual Incentive Plans

Participants in the PLBP for any year whose employment is involuntarily terminated by the Company other than for cause on or after November 1 and before awards are paid for such year are eligible to receive prorated awards for such year based on actual performance, as are participants who retire, die or become permanently disabled before awards are paid for such year. A participant whose employment terminates for any other reason before awards are paid for a year is not eligible to receive an award. The MICP is structured on the same terms and conditions as set forth in the PLBP.

Potential Payments Upon Termination or Change in Control1

The amount of compensation payable to each NEO if termination of employment or a change in control occurs, assuming a December 31, 2012 triggering event, is listed in the table below.

G. Milzcik	Voluntary Termination($) [7]	For Cause Termination($) [8]	Without Cause/Good Reason Termination($) [9]	Death($) [10]		Disability($) [10,11]	Change in Control($)[12]	Change in Control With Termination($) [12]	Retirement($) [13]
Cash Compensation/Severance	__	__	$3,859,596	$744,596		$744,596	__	$5,040,212	__
Additional Retirement Benefits [2]	__	__	__	__		__	__	__	__
Continuation of Other Benefits [3]	__	__	$304,510	__		__	__	$309,508	__
Stock Options [4]	__	__	$551,693	$551,693		$551,693	$551,693	$551,693	__
Restricted Stock Units [5]	__	__	$2,331,775	$2,912,388		$2,912,388	$2,912,388	$2,912,388	__
Performance Share Awards [6]	__	__	$2,250,492	$1,078,080		$1,078,080	$2,250,492	$2,250,492	__
Performance Unit Award [6]	__	__	__	__		__	__	__	__
TOTAL	$__	$__	$9,298,066	$5,286,757		$5,286,757	$5,714,573	$11,064,292	$__

C. Stephens, Jr.	Voluntary Termination($) [7]	For Cause Termination($) [8]	Without Cause/Good Reason Termination($) [9]	Death($) [10]		Disability($) [10,11]	Change in Control($)[12]	Change in Control With Termination($) [12]	Retirement($) [13]
Cash Compensation/Severance	__	__	$671,390	$240,390		$240,390	__	$1,735,560	__
Additional Retirement Benefits [2]	__	__	__	__		__	__	$82,714	__
Continuation of Other Benefits [3]	__	__	$85,715	__		__	__	$156,430	__
Stock Options [4]	__	__	__	$77,434		$77,434	$53,718	$77,434	__
Restricted Stock Units [5]	__	__	__	$1,131,782		$1,131,782	$168,248	$1,131,782	__
Performance Share Awards [6]	__	__	$109,305	$201,391		$201,391	__	$440,216	__
Performance Unit Award [6]	__	__	__	__		__	__	__	__
TOTAL	$__	$__	$866,410	$1,650,997		$1,650,997	$221,966	$3,624,136	$__

P. Dempsey	Voluntary Termination($) [7]	For Cause Termination($) [8]	Without Cause/Good Reason Termination($) [9]	Death($) [10]		Disability($) [10,11]	Change in Control($)[12]	Change in Control With Termination($) [12]	Retirement($) [13]
Cash Compensation/Severance	__	__	$700,988	$250,988		$250,988	__	$1,758,183	__
Additional Retirement Benefits [2]	__	__	__	__		__	__	$95,862	__
Continuation of Other Benefits [3]	__	__	$76,877	__		__	__	$138,754	__
Stock Options [4]	__	__	__	$78,343		$78,343	$58,992	$78,343	__
Restricted Stock Units [5]	__	__	__	$896,828		$896,828	$604,848	$896,828	__
Performance Share Awards [6]	__	__	$88,343	$176,685	47,416	$176,685	__	$397,542	__
Performance Unit Award [6]	__	__	__	__		__	__	__	__
TOTAL	$__	$__	$866,208	$1,402,844		$1,402,844	$663,840	$3,365,512	$__

C. Toussaint	Voluntary Termination($) [7]	For Cause Termination($) [8]	Without Cause/Good Reason Termination($) [9]	Death($) [10]		Disability($) [10,11]	Change in Control($)[12]	Change in Control With Termination($) [12]	Retirement($) [13]
Cash Compensation/Severance	__	__	$536,265	$146,265		$146,265	__	$1,425,480	__
Additional Retirement Benefits [2]	__	__	__	__		__	__	__	__
Continuation of Other Benefits [3]	__	__	$25,863	__		__	__	$26,318	__
Stock Options [4]	__	__	__	__		__	__	__	__
Restricted Stock Units [5]	__	__	__	$559,254		$559,254	__	$559,254	__
Performance Share Awards [6]	__	__	__	$35,038	46,613	$35,038	__	$166,204	__
Performance Unit Award [6]	__	__	__	__		__	__	__	__
TOTAL	$__	$__	$562,128	$740,557		$740,557	$__	$2,177,256	$__

D. Edwards	Voluntary Termination($) [7]	For Cause Termination($) [8]	Without Cause/Good Reason Termination($) [9]	Death($) [10]	Disability($) [10,11]	Change in Control($)[12]	Change in Control With Termination($) [12]	Retirement($) [13]
Cash Compensation/Severance	__	__	$444,585	$148,585	$148,585	__	$914,885	__
Additional Retirement Benefits [2]	__	__	__	__	__	__	$75,680	__
Continuation of Other Benefits [3]	__	__	$38,357	__	__	__	$76,394	__
Stock Options [4]	__	__	__	$53,580	$53,580	$37,651	$53,580	__
Restricted Stock Units [5]	__	__	__	$289,622	$289,622	$105,450	$289,622	__
Performance Share Awards [6]	__	__	$71,872	$113,797	$113,797	__	$233,584	__
Performance Unit Award [6]	__	__	__	__	__	__	__	__
TOTAL	$__	$__	$554,814	$605,584	$605,584	$143,101	$1,643,744	$__
________

[1]
Value of equity awards vesting upon a change in control, death or disability are equal to the grant's intrinsic value as of December 31, 2012 based on the closing market price of $22.46. Equity awards and non-equity incentive plan compensation that were fully vested by their terms as of December 31, 2012 are not included in the numbers shown above. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End” Table.

[2]
The value of these benefits is based upon provisions of the change in control severance agreements with our NEOs whereby the executives are entitled to the value of additional retirement benefits that would have been earned had they continued employment for two additional years after employment termination. Mr. Milzcik does not have a similar provision in his employment agreement.

[3]
The value of these benefits is based upon provisions of Mr. Milzcik's employment agreement, the Executive Separation Pay Plan, and the change in control severance agreements with our NEOs whereby the executives are entitled to continued participation in the Company's welfare and fringe benefit plans for 12 or 24 months upon covered terminations of employment, and continuation of premium payments and benefits under the Senior Executive Enhanced Life Insurance Program. Although continued participation may cease to the extent the NEO subsequently has coverage elsewhere, the numbers set forth in the table above reflect an estimate of coverage for the maximum applicable time period.

[4]
Amounts reflect the difference between the exercise price of the option and the closing market price of $22.46 as of December 31, 2012. Options with a strike price greater than $22.46 are shown as $0. Equity awards that were fully vested by their terms as of December 31, 2012 are not included in the numbers shown above. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End" Table.

[5]
Amounts reflect the market value of the shares underlying the awards as of December 31, 2012 at the closing market price of $22.46 and do not include any value for that portion of the award with respect to which the participants accrued a vested interest by or on December 31, 2012.

[6]
Amounts reflect the market value of the shares underlying the awards as of December 31, 2012 at the closing market price of $22.46 and assume target level performance and do not include any value for that portion of the award with respect to which the participants accrued a vested interest by or on December 31, 2012. For purposes of the Performance Unit Award, no value is shown because the award was deemed fully vested and earned on December 31, 2012.

[7]
Relative to the Cash Compensation/Severance row of the table, no additional payment is due under the Performance-Linked Bonus Plan; participants must be employed on the date of payment to receive an award; so no award is payable.

[8]
Relative to the Cash Compensation/Severance row of the table, the Executive Separation Pay Plan stipulates no separation benefits are due if the executive is terminated for misconduct. Under the Performance-Linked Bonus Plan, the officer generally must be employed on the date of payment to receive an award. A retirement-eligible officer also gets no bonus under the Performance-Linked Bonus Plan if terminated for Cause.

[9]
The amount in the Cash Compensation/Severance row of the table equals one year's salary and includes a pro-rated award under the Performance-Linked Bonus Plan for all executives other than Mr. Milzcik. Under the Performance-Linked Bonus Plan, an executive terminated other than for cause after October 31, 2012 is entitled to a pro-rated award. For Mr. Milzcik, the amount includes a payment of two-times base salary and target bonus for the year of termination. In the case of termination without cause or for good reason, Mr. Milzcik is entitled to his Relative Measure PSAs for performance periods beginning after January 1, 2012, calculated based on the Company's actual performance as compared to that of the Russell 2000 Index, pro-rated through the second anniversary of his termination date. The amounts shown in the table assume performance at target levels for 2012 and future years.

[10]
Relative to the Cash Compensation/Severance row of the table, no additional salary is due upon death or disability. But, under the Performance-Linked Bonus Plan, the participant would be entitled to a pro-rated award for a death or disability on December 31, 2012. Participants' beneficiaries would also be entitled to life insurance benefits as well as certain pension plan death benefits not shown on this table. Equity awards (other than performance shares) vest at date of death. No incremental value is shown for death because the table assumes death occurred on the last day of the year; the awards would then have already been earned.

[11]
Participants would be able to receive short-term disability and long-term disability payments available to all salaried employees which amounts are not shown in the table above. Participants would also accrue service under some of the pension plans during a period of disability. Equity awards (other than performance shares) vest upon the occurrence of a qualifying disability event. No incremental value is shown for disability because the table assumes disability occurred on the last day of the year; the awards would then have already been earned.

[12]
Executives are entitled to a pro-rated target bonus upon a change in control. This is netted against the amount paid for termination following a change in control when such termination occurs in the same year. The table reflects a December 31, 2012 event. Since a portion of the 2012 bonus is earned as of December 31, 2012, the Cash Compensation/Severance row includes the excess (if any) of the full-year target bonus over the amount actually awarded for the year. Pro-rated bonus is based on the greater of his target bonus or his 3-year average bonus for Mr. Milzcik, and target for the other NEOs. Agreements separately provide for a bonus component of the severance benefit. For all NEOs, this is based on 3-year average bonus for post-change in control termination, rather than the target bonus if this is more favorable. The severance benefits shown for Mr. Stephens and Ms. Edwards for a post-change in control termination have been reduced by $174,100 and $316,900, respectively, to the largest after-tax payment.

[13]
Equity awards only allow for retirement treatment if an executive retires at or after attaining age 62 with at least five years of service. No amounts are shown in this column as none of the NEOs was eligible to retire on December 31, 2012.

Director Compensation in 2012

As part of its regular review of the amounts of the annual retainers, meeting fees, equity awards and total compensation to be paid to the Company's non-employee directors, the Corporate Governance Committee periodically obtains competitive market data. Based on this data and its judgment as to where the Company's non-employee directors should be positioned to support appropriate compensation and to attract and retain quality directors, the Corporate Governance Committee submits its recommendations to the Board of Directors for its consideration and approval (with any changes it determines are appropriate). We reviewed the design and competitive positioning of the Company's director compensation program in 2011 with assistance from Cook and Meridian.

For 2012, the annual cash retainer for non-employee directors was $51,000 plus meeting fees and the following additional annual chair retainers:

Committee	Annual Chair Retainer
Audit Committee	•	$12,000
Compensation Committee	•	$5,000
Corporate Governance Committee	•	$5,000
Finance Committee	•	$5,000
Executive Committee	•	$2,500, payable only in fiscal years during which the Executive Committee meets

All retainers are paid quarterly, other than the Executive Committee Chair retainer, which is payable in full at the first meeting in any fiscal year in which the Executive Committee meets.

For each meeting attended, we pay our non-employee directors and committee members the following fees: $1,500 for in-person board and committee meeting attendance and $1,000 for telephonic board and committee meeting attendance. In addition in 2012, non-employee directors were eligible from time to time to earn fees in similar amounts for serving on or chairing ad hoc or special committees of the Board of Directors and in connection with specific projects undertaken for the Board of Directors, such as attending meetings with the Company's senior management and interviewing prospective director or senior officer candidates. The directors do not receive a fee for actions in writing. Directors are also eligible for other benefits, including business travel accident insurance and matching charitable gifts. All incumbent directors other than Mr. Kramer who became a director in 2012, are eligible for life insurance and accidental death and dismemberment insurance; effective January 1, 2012, life insurance and accidental death and dismemberment insurance are benefits that are no longer offered to any newly joining directors.

On February 8, 2012, each of the then serving non-employee directors received a grant of 3,046 restricted stock units, representing approximately $81,000 of share value, 100% of which vested on February 8, 2013. Mr. Kramer received a grant of 2,365 restricted stock units, representing approximately $50,000 of share value, upon joining the Board of Directors on December 14, 2012, 100% of which vests on December 14, 2015. Vesting of these restricted stock units accelerates in full in the event of a change in control or in the event the holder retires before the second anniversary of the grant date and after attaining age 72; provided, in the case of retirement, the director executes a covenant not to compete and a release of claims. Vesting also accelerates in full if the director's service terminates as a result of death or disability. Dividend equivalents equal to the dividend per share will be paid on each of these restricted stock units on each dividend payment date.

Under the Non-Employee Director Deferred Stock Plan, as amended and restated, each non-employee director who joined the Board of Directors before December 15, 2005 was granted at the time he or she first joined the Board the right to receive 12,000 shares of Common Stock when his or her membership on the Board of Directors terminates or, if sooner, when a change in control occurs. The plan also provides for the payment of dividend equivalents equal to one dividend per share for each dividend payment date.1 Only Messrs. Alden, Barnes, Benanav, Bristow, Carpenter and Ms. Mangum are eligible for the Non-Employee Director Deferred Stock Plan.

The Board of Directors determined on December 15, 2005 to freeze the plan so that no further grants would be given under that plan. The Board of Directors' current policy is to grant new directors $50,000 of share value in restricted stock units at the time the director joins the Board of Directors which vests three years after the grant date.

Under the Directors' Deferred Compensation Plan, as amended and restated, each non-employee director may defer all or a portion of his or her Board retainer and meeting fees, and/or the dividend equivalents paid under the Non-Employee Director Deferred Stock Plan. Directors may elect to credit such deferred compensation to a cash account, a phantom stock account, or a combination of the two.

The Corporate Governance Committee periodically reviews the compensation of the Chairman of the Board. Since April 1, 2011 and continuing in 2012, Mr. Barnes received an annual base salary of $280,000. Below is a summary of his duties:

•	Performing his duties as Chairman of the Board
•	Working with the executive officers of the Company to develop relationships with possible strategic partners
•	Engaging in various operational corporate activities when requested
•	Chairing Barnes Group Foundation, Inc.
•	Maintaining an active role in community affairs in the Bristol and Hartford, Connecticut areas
•	Performing various other duties as a non-executive employee of the Company

Mr. Barnes does not report to any executive officer and is not compensated based on the Company's performance as are other executive officers. Mr. Barnes received the same restricted stock unit grant that the non-employee directors received on February 8, 2012.
_________

[1]	Mr. Barnes became a participant in the plan when it was initially adopted in 1987. He became an employee in 1993 and continues to participate in the plan.

Non-Management Director Stock Ownership Requirements

Our Board of Directors had stock ownership requirements in place for 2012 for all of our non-management directors, under which any non-management director has to own five times the annual cash retainer payable to each director. A director must meet the ownership requirements by the fourth anniversary of the date he or she joined the Board of Directors. All of our non-management directors have met the required ownership amount, except for Messrs. Kramer and McClellan, who joined the Board on December 14, 2012 and May 7, 2010, respectively. Our Board of Directors amended the stock ownership requirements in 2013 to make them consistent with the executive stock ownership requirement changes adopted in 2012 and described on page 23.

Director Compensation Table

The following table sets forth the aggregate amounts of compensation information for the year ended December 31, 2012 for non-executive directors.

Name	Year	Fees Earned or Paid in Cash	Stock Awards[1]	Option Awards[2]	Changes in Pension Value and Nonqualified Deferred Compensation Earnings[3,4]	All Other Compensation[5]	Total
Thomas O. Barnes	2012	$—	$80,993	$—	$143,012	$365,319	$589,324
Gary G. Benanav	2012	98,500	80,993	—	4,941	8,317	192,751
Mylle H. Mangum	2012	96,000	80,993	—	—	2,517	179,510
John W. Alden	2012	93,500	80,993	—	—	317	174,810
William S. Bristow, Jr.	2012	70,500	80,993	—	—	317	151,810
George T. Carpenter	2012	83,000	80,993	—	—	317	164,310
William J. Morgan	2012	101,500	80,993	—	—	317	182,810
Thomas J. Albani	2012	82,500	80,993	—	—	4,317	167,810
Hassell H. McClellan	2012	80,500	80,993	—	—	317	161,810
Francis J. Kramer	2012	3,831	49,996	—	—	—	53,827
________

[1]	Stock Awards represent the aggregate grant date fair value of restricted stock units granted to directors under the Barnes Group Inc. Stock and Incentive Award Plan.

[a]
Stock awards outstanding at December 31, 2012 were 16,856 for Messrs. Barnes, Benanav, Alden, Bristow and Carpenter and Ms. Mangum, 4,856 for Messrs. Morgan and Albani, 7,530 for Mr. McClellan and 2,365 for Mr. Kramer.

[2]	There were no Option Awards outstanding at December 31, 2012 for any of the directors.

[3]
At December 31, 2012, the Change in Pension Value and Nonqualified Deferred Compensation Earnings for Mr. Barnes relates to the Company's Salaried Retirement Income Plan (the "Qualified Plan"), the RBEP, the SERP and the MSSORP. The change in the pension value for the Qualified Plan, RBEP, SERP and MSSORP was $152,263, $71,991, $14,381 and ($95,623), respectively.

[4]
Mr. Benanav participates in the Barnes Group Inc. Directors' Deferred Compensation Plan, as amended and restated. Interest is credited each quarter, on the amount of deferred director fees and dividends, based upon the rate of interest for prime commercial loans on the first business day of each quarter. Any preferential amount would be determined by calculating the difference between the actual interest credited to Mr. Benanav and the interest that would have been earned using 120% of a ten-year Treasury bill rate. During 2012, there was $4,941 of preferential interest earned and the aggregate balance of this deferred compensation at December 31, 2012 was $971,502.

[5]	The compensation represented by the amounts for 2012 set forth in the All Other Compensation column for the directors is detailed in the following table:

Name	Year	Taxes Paid on All Other Compensation[a]	Life Insurance Premium[b]	All Other Perquisites[c]	Salary[d]	Other[e]	Total
Thomas O. Barnes	2012	$24,790	$49,179	$4,000	$280,000	$7,350	$365,319
Gary G. Benanav	2012	—	—	—	—	8,317	8,317
Mylle H. Mangum	2012	—	—	—	—	2,517	2,517
John W. Alden	2012	—	—	—	—	317	317
William S. Bristow, Jr.	2012	—	—	—	—	317	317
George T. Carpenter	2012	—	—	—	—	317	317
William J. Morgan	2012	—	—	—	—	317	317
Thomas J. Albani	2012	—	—	—	—	4,317	4,317
Hassell H. McClellan	2012	—	—	—	—	317	317
Francis J. Kramer	2012	—	—	—	—	—	—
________

[a]	Taxes paid on All Other Compensation were based on the maximum tax rates of the director's jurisdiction.

[b]
At December 31, 2012, the aggregate balance included $32,861 of life insurance premiums paid on behalf of Mr. Barnes under the SEELIP and $16,318 of income related to a split dollar life insurance policy. The compensation associated with the split dollar life insurance agreement was calculated by determining Mr. Barnes's current share in the policy and multiplying that by an estimated term life insurance rate based upon certain factors such as the age of the insured and the amount of the policy.

[c]	Included in All Other Perquisites are payments made for financial planning services.

[d]	Mr. Barnes received an annual salary of $280,000 as an employee of the Company in 2012.

[e]
Included in Other are matching contributions made by the Company under the Retirement Savings Plan for Mr. Barnes, life and accidental death and dismemberment insurance premiums paid by the Company for the benefit of Messrs. Benanav, Alden, Bristow, Carpenter, Morgan, Albani and McClellan and Ms. Mangum; and matching charitable contributions under the Barnes Group Foundation, Inc. matching gifts program for the benefit of Messrs. Benanav and Albani and Ms. Mangum.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding securities authorized for issuance under the Company's equity compensation plans as of December 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders:
1991 Barnes Group Stock Incentive Plan (1991 Plan)	56,927	$14.96		—
Barnes Group Inc. Employees Stock and Ownership Program (2000 Plan)	23,966	$10.88		—
Barnes Group Inc. Stock and Incentive Award Plan (2004 Plan), As Amended	2,824,163	$18.58	[1]	2,115,338
Employee Stock Purchase Plan (ESPP)	—	—		336,204
Non-Employee Director Deferred Stock Plan, As Further Amended	72,000	—		—
Total	2,977,056	—		2,451,542
________

[1]	Weighted-average exercise price excludes 749,911 for restricted stock awards with a zero exercise price.

RELATED PERSON TRANSACTIONS

Transactions with Related Persons

A brother of William S. Bristow, Jr., a director of the Company, has been employed by us in a non-executive position since July 1980. Mr. Bristow's brother received approximately $124,127 in total direct compensation from us in 2012 and participates in our benefits programs generally available to substantially all similarly situated U.S. based employees.

Additionally, in 1999, the Company entered into collateral assignment split dollar life insurance agreements (“Agreements”), which replaced similar agreements that had been entered into in 1985, with our current Chairman of the Board and his sister. The insured under the policies is the father of our current Chairman of the Board. The current beneficiaries under the policies are our current Chairman and his sister. The Agreements were originally entered into when our current Chairman’s father was the Company’s chief executive officer and chairman of the board, and such agreements were customary at the time. Both the Company and the insured chief executive officer expected the agreements to continue into the insured chief executive officer's retirement. Since 1985, the Company has paid an annual premium of $49,500 for each policy as required under the Agreements. Upon termination of the Agreements or death of the insured, the Company is entitled to the greater of the aggregate premiums paid or the cash value of the policies. As of December 31, 2012, the death benefit of each policy was $2,977,100, the aggregate premiums paid by the Company for each policy was $1,386,000, and the cash value of each policy was $1,776,359.

Review, Approval or Ratification of Transactions with Related Persons

We have a written policy regarding related person transactions. The policy covers all related person transactions or series of similar transactions. All related person transactions are to be in the best interests of the Company and its stockholders and, unless different terms are specifically approved or ratified by the Corporate Governance Committee, must be on terms that are no less favorable to us than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. The Corporate Governance Committee may consider the following: (i) the extent of the related person's interest in the transaction; (ii) whether the transaction would create an actual or apparent conflict of interest; (iii) the availability of other sources or comparable products or services, if applicable; (iv) whether the item is generally available to substantially all employees, if applicable; (v) the benefit to the Company; and (vi) the aggregate value of the transaction. Our General Counsel is responsible for reviewing all related person transactions and taking all reasonable steps to ensure that all “material” related person transactions (those required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC) are presented to the Corporate Governance Committee for pre-approval or ratification in its discretion. Each director and executive officer is responsible for promptly notifying our General Counsel of any related person transaction in which such director or executive officer may be directly or indirectly involved as soon he or she becomes aware of a possible transaction.

For related person transactions that are not material, our General Counsel is to determine whether the transaction is in compliance with the policy. If a non-material related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel with respect to the policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of February 15, 2013, the individuals and institutions set forth below are the only persons known by us to be beneficial owners of more than 5% of the outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Bank of America Corporation and Affiliates[1] 100 N. Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	5,076,205	9.3%
BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10055	4,046,678	7.4%
Mr. Thomas O. Barnes[3] 123 Main Street Bristol, CT 06010	3,207,803	5.9%
Barnes Group Inc. Retirement Savings Plan[4] 123 Main Street Bristol, CT 06010	3,163,585	5.8%
Allianz Global Investors U.S. Holdings LLC[5] 1633 Broadway New York, NY 10019	2,826,346	5.2%

________

[1]
This information is based on a Schedule 13G/A filed by Bank of America Corporation ("BoA") on February 14, 2013 with the SEC. As of December 30, 2012, BoA had shared voting power with respect to 4,915,268 shares and shared investment power with respect to 5,075,770 shares.

[2]
This information is based on a Schedule 13G/A filed by BlackRock, Inc. on February 8, 2013 with the SEC. As of December 30, 2012, BlackRock, Inc., together with affiliates identified in the Schedule 13G/A, had sole voting power and sole investment power with respect to an aggregate of 4,046,678 shares.

[3]
As of February 1, 2013, based on Company records, Mr. Barnes had sole voting and sole investment power with respect to 629,307 shares and sole voting and shared investment power with respect to 2,148,321 shares.

[4]
This information is based on a Schedule 13G/A filed by the Barnes Group Inc. Retirement Savings Plan on January 30, 2013 with the SEC. As of December 31, 2012, the Barnes Group Inc. Retirement Savings Plan had shared investment power with respect to 3,163,585 shares.

5
This information is based on a Schedule 13G filed by Allianz Global Investors U.S. Holdings LLC on February 14, 2013 with the SEC. As of December 30, 2012, Allianz Global Investors U.S. Holdings LLC together with affiliates identified in the Schedule 13G had sole voting power with respect to an aggregate of 2,728,619 shares and sole investment power with respect to an aggregate of 2,826,346 shares.

Security Ownership of Directors and Executive Officers

As of February 1, 2013, each of our directors and NEOs, and all directors and executive officers as a group beneficially owned the number of shares of Common Stock shown below. The number of shares reported as beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act.

Name of Person or Group	Amount and Nature of Beneficial Ownership[1]	Percent of Common Stock
Thomas J. Albani	16,541	*
John W. Alden	50,468	*
Thomas O. Barnes	3,207,803	5.9%
Gary G. Benanav	66,888	*
William S. Bristow, Jr.	464,235	*
George T. Carpenter	174,565	*
Patrick J. Dempsey	255,202	*
Dawn N. Edwards	38,615	*
Francis J. Kramer	0	*
Mylle H. Mangum	44,305	*
Hassell H. McClellan	2,811	*
Gregory F. Milzcik	1,080,305	2.0%
William J. Morgan	22,878	*
Christopher J. Stephens, Jr.	53,493	*
Claudia S. Toussaint	7,713	*
Current directors & executive officers as a group (16 persons)	5,560,414	10.1%
________

*	Less than 1% of Common Stock beneficially owned.

[1]	The named person or group has sole voting and investment power with respect to the shares listed in this column, except as set forth in this note.

Mr. Barnes has sole voting and sole investment power with respect to 629,307 shares and sole voting and shared investment power with respect to 2,148,321 shares. Of the shares of Common Stock owned by Mr. Barnes, 100,000 shares are pledged. Included in Mr. Carpenter's total are 131,353 shares held by corporations through which he has voting control. Of the shares of Common Stock owned by Mr. Carpenter, 151,886 shares are pledged. As discussed above, Mr. Carpenter will retire at the 2013 Annual Meeting. Mr. Bristow has shared voting and shared investment power with respect to 30,418 shares which are held in an irrevocable trust. Of the shares of Common Stock owned by Mr. Bristow, 392,449 shares are held in a margin account and may be pledged from time to time in this account; on December 31, 2012, 67,230 shares held in this account were pledged.

The shares listed for Messrs. Albani, Alden, Barnes, Benanav, Bristow, Carpenter, Dempsey, Kramer, McClellan, Milzcik, Morgan and Stephens, Mses. Edwards, Mangum and Toussaint, and all directors and executive officers as a group include 0; 0; 0; 0; 0; 0; 163,334; 0; 0; 773,241; 0; 21,635; 42,251; 0; 0; and 1,020,279 shares, respectively, which they have the right to acquire within 60 days after February 1, 2013. The shares listed for Messrs. Barnes, Dempsey, Milzcik and Stephens, Ms. Edwards, and all directors and executive officers as a group include 33,399; 4,129; 17,168; 1,174; 11,778; and 68,846 shares, respectively, over which they have shared investment power. These shares are held under the Company's Retirement Savings Plan. The shares listed for Messrs. Alden, Barnes, Benanav, Bristow and Carpenter and Ms. Mangum include 12,000 shares that each of them has the right to receive under the Non-Employee Director Deferred Stock Plan described above under the heading “Director Compensation in 2012.”

The shares listed for Messrs. Dempsey, Milzcik and Stephens, Mses. Edwards and Toussaint, and all directors and executive officers as a group do not include 47,343; 196,781; 64,597; 19,499; 32,300; and 373,759 shares of Common Stock, respectively, that the holders may have the right to receive on a future date (beyond 60 days from February 1, 2013) pursuant to RSU and performance share awards. The shares listed also do not include the following number of shares of Common Stock that the following directors may have the right to receive on a future date (beyond February 1, 2013) pursuant to RSU awards: 2,365 shares with respect to Mr. Kramer and 2,674 shares with respect to Mr. McClellan.

CORPORATE GOVERNANCE

The following sections provide an overview of the Company's corporate governance structure and processes, including our Board leadership structure, and certain responsibilities and activities of the Board of Directors and its committees. We also discuss how stockholders and other stakeholders can communicate with our Directors.

Our Board of Directors and senior management devote considerable time and attention to corporate governance matters and we maintain a comprehensive set of policies and procedures to enable effective corporate governance. We solicit feedback from stockholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance matters.

We have posted on our website our Corporate Governance Guidelines, our Code of Business Ethics and Conduct, our Code of Ethics Applicable to Senior Executives, and the charters of the Audit Committee, Compensation Committee and Corporate Governance Committee. Our website address is www.BGInc.com. Copies of these documents may also be obtained from the Manager, Stockholder Relations and Corporate Governance Services,

Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010.

Summary of Corporate Governance Changes

•
Amended our Corporate Governance Guidelines to include a majority voting policy under which any director who receives more "withhold" than "for" votes in an uncontested election must tender to the Board, for its consideration, an offer to resign

•	Amended our Corporate Governance Guidelines to disclose in detail the responsibilities of the Lead Independent Director when the Chairman of the Board is not an independent director
•	Amended our By-Laws to give stockholders holding at least 40% of the outstanding Common Stock the right to call special meetings
•
Adopted a Political Activities Statement under which the Company compiles information that we make available on our website, and periodically reports on these activities to the Corporate Governance Committee

•
Amended our Securities Law Compliance Policy to (i) prohibit certain members of Company leadership, including all directors and executive officers, from pledging or margin call arrangements involving Company securities that are held to meet the Company's stock ownership requirements, and (ii) place other restrictions on any other pledging or margin call arrangements by these individuals (see page 23 for more information)

•	In addition, in 2012 our Board decided to recommend that stockholders declassify the Board and eliminate certain supermajority voting standards, as described above

Summary of Our Other Corporate Governance Practices, Policies and Procedures

•	Long-standing stock ownership requirements for non-management directors and for key employees, including all executive officers
•	A stockholder rights plan policy as described in our Corporate Governance Guidelines
•
A Finance Committee that is charged with reviewing and making recommendations to the Board of Directors on our capital structure, including dividend policy and share repurchase considerations, and issuance of debt and equity securities

•	A requirement in our Corporate Governance Guidelines that our directors attend director education programs and briefing sessions
•	Annual evaluation processes for the Board of Directors and each of the standing committees
•	A requirement in our Corporate Governance Guidelines that a director may not simultaneously serve on the audit committees of more than three public companies, including that of the Company
•	A routine practice of regular executive sessions without management present at the meetings of the Board of Directors and each of the standing committees
•	The use by the Compensation Committee of a compensation consultant that does not provide services to management
•	Our approach to executive compensation programs, including emphasis on long-term performance-based equity compensation, as described in the "Compensation Discussion and Analysis" section
•	An executive compensation clawback policy that applies to all of our NEOs, as described in the "Compensation Discussion and Analysis" section
•	A policy applicable to all executive officers that requires Corporate Governance Committee approval before accepting outside board membership with for-profit entities
•	A compliance helpline through which employees and other interested parties may communicate with the Board of Directors or raise concerns
•
Regular consideration of rotation of committee chairs and members, with a view towards balancing the benefits derived from continuity against the benefits derived from diversity of experience and viewpoints. All committee chairs were last rotated in 2010

•
Regular reviews of our Corporate Governance Guidelines by our Corporate Governance Committee and periodic updates in response to changing regulatory requirements, evolving practices, and issues raised by our stockholders and other stakeholders

Director Independence

The Company's Corporate Governance Guidelines set forth requirements in order for a director to be determined to be an independent director. Under the Corporate Governance Guidelines, an “independent” director of the Company must meet the qualification requirements for being an independent director under the corporate governance listing standards of the NYSE, including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company. To guide its determination as to whether a Board member is independent and as to whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board has adopted the following categorical standards:

a.
A director will not be independent if (i) the director is, or was within the preceding three years, employed by the Company; (ii) an immediate family member of the director is, or was within the preceding three years, employed by the Company as an “executive officer” (as such term is defined by the NYSE) other than on an interim basis; (iii) the director or any immediate family member has received from the Company, during any 12 consecutive months within the preceding three years, more than $120,000 in direct compensation from the Company, other than compensation received by an immediate family member of a director for service as a non-executive employee of the Company and director and committee fees and deferred compensation for prior service, provided, that such deferred compensation is not contingent on continued service; (iv) the director is employed by the Company's independent auditor; (v) an immediate family member of the director is employed by the Company's independent auditor (I) as a partner or (II) otherwise as an employee who personally works on the Company's audit; (vi) the director or an immediate family member was within the last three years a partner or employee of the Company's independent auditor and personally worked on the Company's audit within that time; or (vii) a Company executive officer is, or was within the preceding three years, on the board of directors of a company which, at the same time, employed the Company director or an immediate family member of the director as an executive officer.

b.
The following commercial and charitable relationships will not be considered material relationships that would impair a director's independence: (i) if a Company director is an employee, or an immediate family member is an executive officer, of another company that does business with the Company and, within any of the last three fiscal years, the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the other company; (ii) if a Company director is an employee, or an immediate family member is an executive officer, of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than 1% of the total consolidated assets of the other company; and (iii) if a Company director serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than 1% of such organization's total annual charitable receipts, provided, that the amount of the Company's contributions shall not include the matching of charitable contributions by Barnes Group Foundation, Inc. pursuant to the Matching Gifts Program.

c.
For relationships not covered by b. above, the directors who are independent under the Corporate Governance Guidelines in a. and b. above will determine whether the relationship is material and, therefore, whether the director is "independent." The Company will explain in the next proxy statement the basis of any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality in b. above.

The Board of Directors has determined that each of the nine non-employee directors is independent under the listing standards of the NYSE and the above categorical standards. In the case of Mr. Benanav, the Board of Directors considered the commercial contract between the Company and Express Scripts Holding Company, where Mr. Benanav serves as a director. The contract is for a pharmacy benefit program for the Company's employees and is in the ordinary course of business. The Board of Directors determined that the relationship is not material.

The Board has further determined that each of the members of the Audit Committee, Compensation Committee and Corporate Governance Committee are independent within the meaning of the NYSE listing standards and the above categorical standards, and that the members of the Audit Committee meet the additional independence requirements within the meaning of the NYSE listing standards.

Board Meetings and Committees; Director Attendance

In 2012, the Board of Directors held six regular meetings and six special meetings. Each director attended at least 75% of the meetings of our Board and the Board committees on which he or she served during 2012 for the period he or she served as director. Overall attendance at Board and committee meetings during 2012 averaged 96% for our current directors as a group.

Our directors are strongly encouraged under our Corporate Governance Guidelines to attend our annual meeting of stockholders. All of our current directors who were members of our Board at the time attended the 2012 Annual Meeting of Stockholders, other than one director due to illness.

Our Corporate Governance Guidelines also provide that the Board of Directors should generally have no fewer than six and no more than twelve directors. The Board of Directors currently has eleven directors. Following the 2013 Annual Meeting there are expected to be ten directors as a result of Mr. Carpenter's retirement. Each director is required to resign from the Board no later than the annual meeting of stockholders following his or her 72nd birthday. Each director is required to advise the Chairman of the Board of Directors of any change in his or her status, including without limitation, a change in employment or service on other boards of directors, or retirement from his or her principal occupation or another board of directors. Mr. Barnes, Chairman of the Board of Directors, is designated to preside at executive sessions of non-management members of the Board of Directors. Mr. Morgan, the Lead Independent Director, is designated to preside at executive sessions of the independent directors.

We have a standing Audit Committee, Compensation Committee and Corporate Governance Committee. The current charter for each of these committees is available on the Company's website, www.BGInc.com. We also have a Finance Committee and an Executive Committee.

Board Leadership

The Company's Corporate Governance Guidelines provide that the Board is free to choose its chair in any way it considers best for the Company at any time. The Board believes that it is desirable to have the flexibility to decide whether the roles of Chair of the Board and Chief Executive Officer should be combined or separate, or whether or not the Chair of the Board should be independent, in each case in light of the Company's circumstances from time to time. During 2012, our Board considered stockholder feedback on Board leadership, and determined that if the Chairman is not an independent director, then there should be a Lead Independent Director elected by our independent directors.

Currently, Mr. Barnes, a non-executive employee, serves as Chairman of the Board and we have a Lead Independent Director, Mr. Morgan.

Responsibilities of the Lead Independent Director

•	Preside at all meetings of the Board at which the Chairman of the Board is not present
•	Preside at executive sessions of the independent directors
•	Serve as a liaison between the Chairman of the Board and the independent directors
•	Together with the Chairman of the Board, determine the nature and scope of the information sent to the Board
•	Approve the final meeting agendas for the Board following review by the Chairman of the Board
•	Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items
•	Has the authority to call meetings of the independent directors
•	If requested by major stockholders, ensure that he is available for consultation and direct communication
•	Perform such other duties as requested by the independent directors

The Board believes that the current structure is appropriate for the Company and provides for effective independent Board leadership and engagement. A strong, independent oversight function is a critical aspect of effective corporate governance; accordingly, our Corporate Governance Guidelines require that the independent directors annually elect an independent director to serve as Lead Independent Director if the Chairman is not an independent director. This oversight function is enhanced by the fact that the Board’s Audit, Compensation and Corporate Governance Committees are comprised entirely of independent directors. Further, the Company's non-management directors meet in regularly scheduled executive sessions, and the independent directors also periodically meet in executive sessions.

Board Role in Risk Oversight

While risk management is the responsibility of the Company's management team, the Board of Directors is responsible for the oversight of the Company's risk management activities. The Audit Committee has been designated by the Board to take the lead in overseeing risk management at the Board level. By its charter, the Audit Committee is required to discuss policies and guidelines that govern the risk assessment and risk management process, including assigning responsibility with respect to particular risks to other committees of the Board, and that it meet periodically with management to review and assess the Company's major financial risk exposures and the manner in which they are being monitored and controlled. Accordingly, the Audit Committee periodically reviews risk assessment and management, including in the areas of legal compliance, internal audit and financial controls, litigation, and environmental, health and safety. In doing so, the Audit Committee considers the nature of the material risks the Company faces and the adequacy of the Company's policies and procedures designed to respond to and mitigate these risks, and receives reports from management and other advisors, including periodic risk assessments by the Company's Internal Audit department.

Although the Board's primary risk oversight has been assigned to the Audit Committee, the full Board also periodically receives information about the Company's risk management and the most significant risks that the Company faces. This is principally accomplished through regular attendance at Audit Committee meetings by the other Board members.

Additionally, as described above in "Risk Oversight and Assessment Policies and Practices", the Compensation Committee oversees our compensation programs so that they are designed with the appropriate balance of risk and reward in relation to the Company's overall business strategy and are not reasonably likely to have a material adverse effect on the Company.

Process for Selecting Directors; Stockholder Recommended Director Candidates

The Corporate Governance Guidelines provide that nominees for directors are to be selected based on, among other things, their character, wisdom, judgment, ability to make independent analytical inquiries, business experiences and skills. In addition, consideration will be given to a nominee's understanding of our business environment, time commitment, acumen and ability to act on behalf of the Company's stockholders. Under the Process and Procedure for Identifying Director Candidates adopted by the Corporate Governance Committee ("Director Candidates Process"), the Corporate Governance Committee considers how a candidate represents, in combination with the other directors, a diversity of viewpoints, backgrounds, experiences and other demographics.

The Corporate Governance Committee will, as stated in the Director Candidates Process, consider director candidates recommended by stockholders of the Company, directors, officers and third-party search firms. When utilizing a third-party search firm, the search firm is instructed to identify candidates based on criteria specified by the Corporate Governance Committee, perform initial screenings of the candidates' resumes, and conduct initial interviews.

The Corporate Governance Committee evaluates stockholder-recommended candidates in the same manner as all other candidates. Any stockholder wishing to submit a recommendation should do so in writing addressed to:

Chairperson, Corporate Governance Committee
c/o Senior Vice President, General Counsel and Secretary
Barnes Group Inc.
123 Main Street
Bristol, Connecticut 06010

Stockholder recommendations must comply with the information requirements of the notice provisions contained in the Company's By-Laws in order to be considered. Letters recommending a director candidate must include, among other things, the stockholder's name, address, and stock ownership information (if the stockholder is not the registered holder of shares, a written statement from the record holder of shares (e.g., a broker or bank) verifying the stockholder's beneficial ownership must be provided); the stockholder's opinion as to whether the recommended candidate meets the definition of “independent” under the Company's Corporate Governance Guidelines and is “financially literate” as contemplated by the NYSE rules; a description of all agreements between the stockholder and any other person, including the nominee, regarding the nomination, and any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company; and the other disclosure requirements set forth in Section 7 of Article II of the By-Laws. The recommendation letter must also include similar information regarding the director candidate and other information, if any, that would be required to be disclosed with regard to a nominee for director in the solicitation of proxies for election of directors under federal securities laws, and the stockholder must include a completed questionnaire, representation and agreement signed by the candidate (which are provided by the Secretary of the Company upon written request. Stockholder nominations must also comply with the deadlines for submitting director nominations set forth in the Company's Restated By-Laws. A summary of these procedures is set forth below under the caption “Stockholder Proposals for 2014 Annual Meeting.”

Stockholder and Interested Parties Communications

We have posted our Policy Regarding Reporting of Complaints and Concerns on our website. The policy provides that stockholders and other interested parties may communicate with the Board of Directors, a committee of the Board, the independent directors or with an individual director, by any of the following methods:

By telephone:	1-800-300-1560
By internet:	https://www.compliance-helpline.com/welcomepagebarnesgroup.jsp
By regular mail:	Barnes Group Corporate Compliance Hotline
P.O. Box PMB 3667
13950 Ballantyne Corporate Place, Ste. 300
Charlotte, NC 28277-2712

All complaints and concerns reported by the above methods will be received by a third-party provider, who will forward each complaint or concern to the Office of the General Counsel which is responsible for relaying communications for the Board of Directors to them. The Audit Committee Chair receives regular monthly summary reports of all complaints and concerns so reported.

The Compensation and Management Development Committee

The Compensation Committee acts on behalf of the Board of Directors to establish the compensation of executive officers and other key officers and provides oversight of the Company's compensation philosophy, and of compensation policies and practices as they relate to risk management. The Compensation Committee also acts as the oversight committee with respect to the Performance-Linked Bonus Plan, the Stock and Incentive Award Plan, and other arrangements covering executive officers and other senior management. The Compensation Committee's processes for establishing and overseeing executive compensation can be found in the "Compensation Discussion and Analysis" section above.

In overseeing those plans and programs, the Compensation Committee may delegate authority for day-to-day administration and interpretation of the plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers of the Company or the Benefits Committee. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the key officers.

The Compensation Committee also oversees management succession planning programs, including succession plans for the Chief Executive Officer, and reports to the Board of Directors at least annually regarding the strengths and weaknesses of the Company's processes for management development and succession planning. Compensation Committee agendas are established in consultation with the Compensation Committee Chair and its independent compensation consultant. The Compensation Committee typically meets in executive session without management present during each meeting.

The Compensation Committee held four meetings in 2012. The Compensation Committee members are:

Mylle H. Mangum, Chair
Thomas J. Albani
John W. Alden
Gary G. Benanav
George T. Carpenter

The Corporate Governance Committee

The Corporate Governance Committee makes recommendations concerning Board membership, functions and compensation and the Company's overall corporate governance policies and practices. The Corporate Governance Committee serves as the nominating committee for the Board of Directors. The process by which the Corporate Governance Committee considers nominees to the Board is described in "Process for Selecting Directors; Stockholder Recommended Director Candidates" above. Additional responsibilities include board succession matters, the annual performance review of the Chairman of the Board, reviewing matters relating to potential director conflicts of interest, overseeing the Company's practices related to political activities, and administering the Company's related person transactions policy.

The Corporate Governance Committee held four meetings in 2012. The Corporate Governance Committee members are:

Gary G. Benanav, Chair
Thomas J. Albani
John W. Alden
George T. Carpenter
William J. Morgan

The Audit Committee

The Audit Committee is responsible for overseeing accounting policies and practices, financial reporting and the internal controls structure. The Audit Committee also has responsibility for overseeing legal and regulatory compliance and our independent auditor's qualifications, performance and independence, and for risk oversight of the Company generally.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that Mr. Morgan, who qualifies as an independent director under the NYSE listing standards and the Company's Corporate Governance Guidelines, is an “audit committee financial expert” as defined by the SEC.

For additional information about the Audit Committee's oversight of the risks faced by the Company, see "Board Role in Risk Oversight" above.

The Audit Committee held eight meetings in 2012. The Audit Committee members are:

William J. Morgan, Chair
Gary G. Benanav
George T. Carpenter
Mylle H. Mangum
Hassell H. McClellan

Audit Committee Report

The Audit Committee has reviewed and discussed with management and the Company's independent registered public accounting firm the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. The Audit Committee has discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received from the independent registered public accounting firm written disclosures and the letter required by the PCAOB's Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct an audit in accordance with the standards of the PCAOB. That is the responsibility of management and the Company's independent registered public accounting firm, respectively. In giving our recommendation to the Board, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

The Audit Committee

William J. Morgan, Chair
Gary G. Benanav
George T. Carpenter
Mylle H. Mangum
Hassell H. McClellan

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Paid

Fees paid to PricewaterhouseCoopers LLP during 2012 and 2011 are set forth below:

Type of Fees	2012	2011
Audit Fees[1]	$2,035,782	$2,112,675
Audit-Related Fees[2]	$691,549	$607,265
Tax Fees[3]	$1,312,159	$1,543,357
All Other Fees[4]	$3,636	$3,636
Total Fees	$4,043,126	$4,266,933

________

[1]
Audit Fees consist of fees for professional services provided in connection with the integrated audit of the Company's financial statements and internal controls over financial reporting, and review of financial statements included in Forms 10-Q, and includes statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. Fees included in these balances related to the acquisition of Synventive Molding Solutions ("Solutions") businesses, which was integrated into the Company's Industrial segment, in 2012 were $112,500.

[2]
Audit-Related Fees consist primarily of fees for transactional and due diligence reviews and benefit plan audits. Due diligence review fees included in these balances related to the acquisition of Synventive in 2012 were $310,169.

[3]	Tax Fees include fees for tax compliance, tax consulting and expatriate tax services. Tax consulting fees included in these balances related to the acquisition of Synventive in 2012 were $318,881.

[4]	All Other Fees include license fees for PricewaterhouseCoopers LLP's publication Comperio.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of independent registered public accounting firms that we engage. The policy applies to all external auditors, other than external auditors that have not prepared or issued, and are not reasonably expected in the foreseeable future to prepare or issue, any audit report or perform other audit, review or attestation services for the Company or any of its subsidiaries. The Audit Committee does not delegate its responsibilities to pre-approve services performed by an external auditor to management.

All services by external auditors covered by the policy must be pre-approved in accordance with the following procedures:

•
Annually, management shall present to the Audit Committee its best estimate of the particular services for audit, audit-related, tax and other non-audit services, and the estimated fees therefor, to be performed by an external auditor during the audit engagement period for the then-current fiscal year. The external auditor shall provide such back-up documentation for each such service in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and as the Audit Committee deems necessary or desirable to assess the impact of such service on the external auditor's independence. Prior to the engagement of an external auditor for such services and except as provided by the following described procedure, the Audit Committee shall, by resolution, pre-approve each such service to a maximum amount of estimated fees therefor.

•
For any audit, audit-related, tax or other non-audit service to be obtained by the Company from an external auditor and not pre-approved in accordance with the above described procedure, the Audit Committee Chairperson is authorized to approve prior to the engagement of the external auditor for such service, any such service and expenditures therefor to a maximum of $100,000; provided, that said Chairperson has been determined to be an independent director by the Board of Directors of the Company. The Chief Financial Officer shall obtain written confirmation of any such pre-approval by the delegatee and each such pre-approval by the Chairperson shall be reported to the Audit Committee at its next meeting.

•
All audit, audit related, tax or other non-audit services to be obtained from an external auditor that are not pre-approved by the Audit Committee pursuant to the procedures described above shall be pre-approved by resolution of the Audit Committee prior to the engagement of the external auditor for such services. Further, any engagement for tax and other non-audit services that qualify for the SEC regulations' “de minimis” exception (i.e., they were not recognized as being non-audit services at the time of the engagement and in the aggregate do not exceed the amount specified in SEC rules) to the pre-approval requirement of the procedures described above, shall be promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its Chairperson prior to the completion of the annual audit of the Company's consolidated financial statements.

•	The Chief Financial Officer will provide a quarterly report of external auditor services, by category, to the Audit Committee.

The policy provides that it shall be reviewed by the Audit Committee periodically and updated when required and to assure its continued suitability to the needs of the Company. The policy also sets forth services our independent registered public accounting firm is explicitly prohibited from providing under SEC regulations and the Sarbanes-Oxley Act. The policy provides that prior to the engagement of any external auditor covered by the policy, the external auditor will confirm that the services it proposes to provide are not prohibited by such law or regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and beneficial owners of 10% or more of our common stock file reports with the SEC concerning their ownership, and changes in their ownership, of our common stock. Based on our review of reports filed with the SEC and written representations from our directors and executive officers, we believe that these filing requirements were met during 2012.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholders wishing to submit proposals for inclusion in the Company's proxy statement and form of proxy for the 2014 Annual Meeting of Stockholders must submit proposals to the Company at its address given below by November 21, 2013.

Stockholders wishing to present proposals for a formal vote (other than proposals submitted for inclusion in the Company's proxy statement), or to nominate candidates for election as directors at a meeting of the Company's stockholders, must do so in accordance with the Company's By-Laws. In order to be presented at the 2014 Annual Meeting, the By-Laws provide that such stockholder proposals or nominations may be made only by a stockholder of record as of the date such notice is given and as of the date for determination of stockholders entitled to vote at such meeting, who shall have given notice of the proposed business or nomination which is received by us between January 3, 2014 and February 2, 2014. The notice must contain, among other things, the name and address of the stockholder, a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting the business at the Annual Meeting, and the stockholder's ownership of the Company's capital stock. The requirements for the notice are set forth in the By-Laws, which are available on the Company's website, www.BGInc.com. Stockholders may also obtain a copy by writing to the Company at:

Manager, Stockholder Relations & Corporate Governance Services
Barnes Group Inc.
123 Main Street
Bristol, Connecticut 06010

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or Annual Report for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to Manager, Stockholder Relations & Corporate Governance Services, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010, or via telephone to the Investor Relations department at (800) 877-8803, we will promptly provide separate copies of the Annual Report and/or this proxy statement. Stockholders sharing an address who are receiving multiple copies of this proxy statement and/or Annual Report and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

General

The cost of solicitation of proxies will be borne by the Company. Such solicitation will be made by mail, telephone, facsimile, internet or other electronic means and may also be made by the Company's officers and employees personally without additional compensation. The Company may also reimburse brokers, dealers, banks, voting trustees or their nominees for their reasonable expenses in sending proxies, proxy material and annual reports to beneficial owners. The Company has retained Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to aid in the solicitation of proxies. Morrow & Co., LLC will solicit proxies by personal interview, telephone, facsimile and mail, and may request brokerage houses and other nominees and fiduciaries or custodians to forward solicitation materials to beneficial owners of the Company's stock. For these services, the Company will pay a fee of approximately $6,500 plus the cost of telephone solicitation, if applicable, and out-of-pocket expenses.

Upon written request from a stockholder, we will provide without charge a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules for the year ended December 31, 2012. Requests should be sent to: Manager, Stockholder Relations & Corporate Governance Services, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010.

If a nominee for director should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the persons nominated will be unable to serve if elected.

The Board of Directors does not know of any matters to be presented for consideration at the meeting other than the matters described in Items 1, 2, 3, 4 and 5 of the Notice of 2013 Annual Meeting. However, if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. All shares represented by the accompanying proxy, if the proxy is given before the meeting, will be voted in the manner specified therein.

March 21, 2013

Annex 1

Proposed Amendment to By-Laws - Declassification Amendment
If the Declassification Amendment is approved by stockholders, Article II, Section 2 of the By-Laws will be amended and restated as follows:
SECTION 2. Number, Term of Office, and Qualifications.
The number of directors to constitute the whole Board of Directors shall be nine, but such number may from time to time be increased, or decreased to not less than three, by resolution adopted by the Board of Directors. Before the 2014 annual meeting of stockholders, the Board of Directors shall be divided into three classes, with the term of one class expiring each year. Commencing with the 2014 annual meeting of stockholders, each class of directors whose term shall then expire shall be elected to hold office for a one-year term expiring at the next succeeding annual meeting of stockholders. In the case of any vacancy on the Board of Directors occurring after the 2013 annual meeting of stockholders, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by an election by the Board of Directors with the director so elected to serve until the next annual meeting of stockholders. Each director shall continue in office until his successor shall have been elected and qualified or until his death or until his resignation or removal in the manner hereinafter provided. No director need be a stockholder, nor a resident of the State of Delaware.
If the Declassification Amendment is approved by stockholders, Article II, Section 4 of the By-Laws will be deleted in its entirety. The provision currently reads:
SECTION 4. Term of Office for Directors Elected to Newly Created Directorships.
In furtherance of Sections 2 and 9 of this Article II, any director elected to a directorship newly created since the last annual meeting shall be elected to serve the term of the class to which such director is assigned; provided, however that the stockholders of the Corporation shall be afforded the opportunity to ratify and approve the election of that director to the director's assigned class at the next succeeding annual meeting of stockholders. If the election of the director is so ratified and approved, the director shall serve out the remainder of the director's term without further stockholder ratification or approval. Any director elected by stockholders to a directorship newly created at an annual meeting of stockholders at which such director is elected shall serve out the term of the class to which such director is assigned without further stockholder ratification or approval.
If the Declassification Amendment is approved by stockholders, Article II, Section 8 of the By-Laws will be amended and restated as follows:

SECTION 8. Removal of Directors.

Any director may be removed at any time with or without cause, at a meeting of stockholders called for the purpose, by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Section 8 as one class, in the manner and subject to the limitations provided by law.
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Annex 2

Proposed Amendment to Charter

If the Amendment is approved by stockholders, Article ELEVENTH of the Charter will be amended and restated as follows:

ELEVENTH:      Notwithstanding the provisions of paragraph (a) of Article NINTH of this Certificate of Incorporation and any provision of the By-Laws of the corporation, no amendment to this Certificate of Incorporation or to the By-Laws shall amend, alter, change or repeal any of the provisions of Sections 2, 3, 8 or 9 of Article II of the By-Laws or of this Article ELEVENTH unless adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of this Article ELEVENTH as one class.
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Barnes Group Inc.
123 Main Street
Bristol, Connecticut 06010 U.S.A.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

123 MAIN STREET BRISTOL, CT 06010
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M40972-P18306-Z56770	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BARNES GROUP INC.		For All	Withold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR all of
the following:

Vote on Directors		☐	☐	☐
1. Election of directors:
Nominees
01) John W. Alden	03) William J. Morgan
02) Francis J. Kramer

Vote on Proposals						For	Against	Abstain
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:
2. Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2013.						☐	☐	☐
3. Advisory (non-binding) resolution to approve the Company's executive compensation.						☐	☐	☐
4. Amend the Company's Amended and Restated By-Laws to provide for the annual election of all directors.						☐	☐	☐
5. Amend the Company's Restated Certificate of Incorporation to eliminate certain supermajority voting requirements.						☐	☐	☐

NOTE: To conduct such other business that may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M40973-P18306-Z56770

BARNES GROUP INC. Annual Meeting of Stockholders May 3, 2013 11:00 AM This proxy is solicited by the Board of Directors

The stockholders hereby appoint(s) Thomas O. Barnes and Claudia S. Toussaint, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BARNES GROUP INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Daylight Time (EDT) on May 3, 2013, at the Hartford Marriott Downtown Hotel in Hartford, CT 06103, and any adjournment or postponement thereof. The shares represented by this proxy will be voted as directed by the undersigned stockholder(s). If no direction is given when this proxy is returned, such shares will be voted "FOR" all of the director nominees listed in proposal 1, and "FOR" proposals 2, 3, 4 and 5. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting. This card also provides confidential voting instructions to the Trustee for shares held in the Barnes Group Inc. Retirement Savings Plan. If you are a participant and have shares of Barnes Group Inc. common stock allocated to the account under this plan, please read the following as to the voting of such shares: if you do not provide voting instructions to the Trustee by 11:59 PM EDT on April 30, 2013, your shares will be voted in the same manner and proportion as shares for which instructions are timely received from other plan participants.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side